Exhibit 10.21

EXECUTION VERSION

SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Amendment”) by and among BIRCH LAKE FUND MANAGEMENT, LP, as Collateral Agent for the benefit of the Secured Parties (“Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as Notes Agent for the Purchasers (“Notes Agent”), the purchasers party hereto (the “Purchasers”), FARADAY&FUTURE INC., a California corporation (“Faraday”), FF INC., a California corporation (“U.S. Holdings”), FARADAY SPE, LLC, a California limited liability company (“Faraday SPE” and, together with U.S. Holdings and Faraday, each an “Issuer” and, collectively, the “Issuers”), and the guarantors party hereto (the “Guarantors”), is entered into as of March 1, 2021 (the “Second Amendment Date”).

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Issuers, the Guarantors, Collateral Agent, Notes Agent and the Purchasers are parties to that certain Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020 (as amended by the First Amendment to Second Amended and Restated Note Purchase Agreement dated as of January 13, 2021, as amended by this Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the Issuers have requested that additional Notes be issued under the Agreement to provide for additional funding of the Issuers’ operations and certain of the Priority Last Out Purchasers (as defined below) have agreed to purchase Priority Last Out Notes (as defined below) in an aggregate principal amount of up to $85,000,000;

WHEREAS, the Issuers have requested that additional Notes be issued under the Agreement to provide for additional funding of the Issuers’ operations and certain of the Intermediate Last Out Purchasers (as defined below) shall have the option to purchase in their sole discretion Intermediate Last Out Notes (as defined below) in an aggregate principal amount of up to $12,600,000;

WHEREAS, the Issuers, the Guarantors and the Purchasers now desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, the Issuers have requested that Notes Agent and the Purchasers enter into this Amendment, and Notes Agent (at the direction of the Majority Purchasers) and the Purchasers have agreed to do so, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

TERMS AND CONDITIONS

Section 1. Amendments to Agreement.

A. The following definitions are added to Section 1.1 (Specific Definitions) of the Agreement in alphabetical order:

“Ares” – Ares Capital Management LLC (on behalf of certain affiliated funds and accounts).

“Ares Warrant” – a warrant, substantially in the form attached as Exhibit G, to be issued by the Public Company if a Qualified SPAC Merger has occurred, and otherwise to be issued by FF Intelligent.

“BL FF Intermediate Last Out Note” as defined in Section 2.1.

“BL FF Intermediate Purchaser” means BL FF Fundco, LLC, a Delaware limited liability company.

“Committed Priority Last Out Note Holder” as defined in Section 15.

“FF Ventures Intermediate Last Out Note” as defined in Section 2.1.

“FF Ventures Intermediate Purchaser” means Ventures and any affiliate of Ventures designated by Ventures as the Purchaser of the FF Ventures Intermediate Last Out Note.

“First Out Purchasers Representatives” as defined in Section 15.

“Initial Priority Last Out Note Holder” as defined in Section 15.

“Initial Priority Last Out Note Holder Affiliates” as defined in Section 15.

“Intermediate Contingent Value Rights Payment” as defined in the BL FF Intermediate Last Out Note.

“Intermediate Last Out Notes” as defined in Section 2.1.

“Intermediate Last Out Obligations” – obligations under the Intermediate Last Out Notes under this Agreement and the other Obligations relating thereto.

“Intermediate Last Out Purchasers” – collectively the BL FF Intermediate Purchaser and the FF Ventures Intermediate Purchaser.

“Merger Agreement” – the Agreement and Plan of Merger, dated as of January 27, 2021, by and among FF Intelligent, Property Solutions Acquisition Corp. and PSAC Merger Sub Ltd.

“Permitted Holders” – (1) FF Global Partners, LLC, Pacific Technology LLC, FF Peak LLC, FF Top LLC and their Affiliates and (2) any Person with which the Persons described in clause (1) form a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision).

“Priority Last Out Committed Buy-Out Notice” as defined in Section 15.

“Priority Last Out Note Holders” as defined in Section 15.

“Priority Last Out Notes” as defined in Section 2.1.

“Priority Last Out Obligations” – obligations under the Priority Last Out Notes under this Agreement, any interest, fees or premiums due in respect of the Priority Last Out Notes, any damages arising from the Issuers’ failure to deliver the Ares Warrant and the other Obligations relating thereto.

“Priority Last Out Purchase Price” as defined in Section 15.

“Priority Last Out Purchasers” – Ares Capital Corporation, Ares Centre Street Partnership, L.P., Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P., Ares Direct Finance I LP and any of their respective Eligible Assignees.

“Priority Last Out Purchasers Representative” means Ares.

“Priority Last Out Triggering Event” as defined in Section 15.

“Public Company” means, after the completion of the Qualified SPAC Merger, the Person whose Equity Interests are subject to an effective registration statement filed with the SEC.

“Required Equity Transactions” – (a) the consummation of the transactions contemplated by the Merger Agreement prior to July 27, 2021 and at an implied enterprise valuation of not less than $2.7 billion, with total equity cash proceeds raised of not less than $400 million excluding proceeds from the Priority Last Out Notes issued at or after such consummation, and (b) the Payment in Full of the First Out Obligations and Intermediate Last Out Obligations as required under this Agreement.

“Second Amendment” – the Second Amendment and Waiver to Second Amended and Restated Note Purchase Agreement dated as of the Second Amendment Date.

“Second Amendment Date” – March 1, 2021.

“Second Amendment Date Closing” as defined in Section 2.1.1(b).

“Second PLON Closing” as defined in Section 2.1.1(c).

“Second PLON Closing Event of Default” – (i) any Event of Default under Section 9.1.5 or 9.1.6 in respect of Indebtedness in an aggregate principal amount in excess of $10,000,000, (ii) any Event of Default under Section 9.1.8 in respect of Collateral with an aggregate fair market value in excess of $10,000,000, (iii) any Event of Default under Section 9.1.10 in respect of monetary judgements in excess of $10,000,000, individually or in the aggregate, (iv) any Event of Default under Section 9.1.17 in respect of Collateral with an aggregate fair market value in excess of $10,000,000, (v) any Event of Default under Section 9.1.18 in respect of any material Intellectual Property with an aggregate fair market value in excess of $10,000,000, (vi) any Event of Default under Section 9.1.4 in respect of a breach of Section 7.1.2, solely to the extent that the Event of Default in respect of which the Borrower has failed to give notice under Section 7.1.2 would constitute a Second PLON Closing Event of Default under another clause of this definition, or (vii) any other Event of Default, excluding any Event of Default in respect of a failure to comply with (w) Section 7.1 (other than Sections 7.1.4(a) and 7.1.7), (x) Section 7.2.5 in respect of any Lien securing obligations not in excess of $10,000,000, (y) Section 7.2.20 or (z) except to the extent set forth in the foregoing clauses (i) through (v), Section 9.1.5, 9.1.6, 9.1.8, 9.1.10, 9.1.17 or 9.1.18.

B. The following definitions in Section 1.1 (Specific Definitions) of the Agreement are amended, and as amended shall read in their entirety as follows:

“Change of Control” – means,

(a) prior to the consummation of a Qualified SPAC Merger, any Person or group of persons, within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, that is not as of the Second A&R Date a beneficial owner of the outstanding voting Equity Interests of any of Holdings or the Issuers or any Affiliate of any such beneficial owner (including any Person owned at least 50% by any such beneficial owner or Affiliate of any such beneficial owner) (a) becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding total voting power of all Equity Interests of any of Holdings or any Issuer or (b) acquires, in any manner, the ability to elect, or to control the election, of more than 50% of the board of directors of any of Holdings, Faraday or U.S. Holdings and

(b) at any time after the consummation of Qualified SPAC Merger, and for any reason whatsoever, any “person” or “group”, but excluding the Permitted Holders and any underwriters in connection with such Qualified SPAC Merger, shall become the “beneficial owner”, directly or indirectly, of more than 40.0% of the outstanding voting securities having ordinary voting power for the election of directors of the Public Company, unless the Permitted Holders shall have the right to appoint directors having more than 50.0% of the aggregate votes on the board of directors of the Public Company.

“Contingent Value Rights Payment” – as the context may require, as defined in the BL FF First Out Senior Notes issued to the BL FF First Out Purchasers on the Second A&R Date and the First Amendment Date, and the Subordinated Contingent Value Rights Payment and Intermediate Contingent Value Rights Payment.

“Default Rate” – with respect to (i) First Out Obligations and Intermediate Last Out Obligations, 18.75% per annum through and including January 31, 2021, and thereafter 21.75% per annum, and (ii) with respect to all other Obligations, 2.00% above the Interest Rate otherwise applicable under this Agreement.

“Fundamental Event of Default” - an Event of Default under Section 9.1.1 (Payment of Obligations), Section 9.1.4 (solely in respect of a failure to comply with Section 7.2.20) (Minimum Cash), Section 9.1.7 (Invalidity of Note Documents), Section 9.1.8 (Security Documents), Section 9.1.13 (Challenges), Section 9.1.15 (Insolvency or Liquidation Proceeding), Section 9.1.17 (Payment Enforcement) or Section 9.1.18 (Protection of Intellectual Property). For the avoidance of doubt, after the Second A&R Date, the Obligations can only be accelerated upon the occurrence of a Fundamental Event of Default.

“Interest Rate” – (A) with respect to the FF Ventures First Out Obligations or any Obligations (including Intermediate Last Out Obligations) owing to Ventures or its affiliates and their successors and assigns, zero percent (0%), (B) with respect to the BL FF First Out Obligations or any Obligations (including Intermediate Last Out Obligations) owing to BL FF First Out Purchaser or its affiliates and their successors and assigns, twelve and three-quarters percent (12.75%) per annum through and including January 31, 2021 and thereafter, fifteen and three-quarters percent (15.75%) per annum, (C) with respect to the Priority Last Out Notes, fourteen percent (14.00%) per annum and (D) with respect to all other Obligations, ten percent (10%) per annum.

“Key Man Event Date” – solely during the period prior to the consummation of the Required Equity Transactions, the 120th day (or such later date as each of the First Out Purchasers and Priority Last Out Purchasers agree in their sole discretion) after Carsten Breitfeld (or any successor consented to by each of the First Out Purchasers and Priority Last Out Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed)) shall cease to hold the office of Chief Executive Officer of FF Intelligent and Faraday without the prior written consent of each of the First Out Purchasers and Priority Last Out Purchasers.

“Last Out Notes” – any Notes issued prior to September 9, 2020 (and any Last Out Notes issued in replacement thereof) or after September 9, 2020 which are designated as Last Out Notes, excluding the Priority Last Out Notes and the Intermediate Last Out Notes.

“Last Out Obligations” – the portion of the Notes issued in exchange for contribution by the holders thereof of the Existing Debt on or before September 9, 2020 and Notes issued after September 9, 2020 that are not First Out Notes, excluding the Priority Last Out Notes and the Intermediate Last Out Notes, and in each case, all other Obligations relating thereto.

“Majority Purchasers” - (a) at any time during which the BL FF First Out Obligations have not been (x) Paid in Full or (y) assigned under Section 15.1 to Priority Last Out Purchasers, the BL FF First Out Purchasers; provided that BL FF First Out Purchasers, as Majority Purchasers, shall not waive any Event of Default or Fundamental Event of Default without the consent of Ventures, (b) in the event of the Payment in Full of the BL FF First Out Obligations or the BL FF First Out Obligations have been assigned under Section 15.1 to Priority Last Out Purchasers and the First Out Obligations constituting principal or interest under the First Out Notes held by the FF Ventures First Out Purchasers have not been (x) Paid in Full or (y) assigned under Section 15.1 to Priority Last Out Purchasers or subordinated pursuant to Section 15 to the Priority Last Out Obligations, FF Ventures First Out Purchasers; provided that FF Ventures First Out Purchasers, as Majority Purchasers, shall not take any action that results in FF Ventures First Out Purchasers receiving treatment that is more favorable than the treatment provided to any other holder of First Out Notes after giving effect to the terms of this Agreement, (c) following such time as the First Out Obligations have been Paid in Full, assigned under Section 15.1 to Priority Last Out Purchasers or, in the case of the FF Ventures First Out Obligations, subordinated pursuant to Section 15 to the Priority Last Out Obligations, Purchasers holding greater than 50% of the sum of the aggregate outstanding principal amount of the Priority Last Out Notes and (d) at any other time, Purchasers holding greater than 50% of the sum of the aggregate outstanding principal amount of the Notes.

“Maturity Date” – (a) in respect of all Notes (other than the Priority Last Out Notes), the earliest of (i) October 6, 2021, (ii) the consummation of the Qualified SPAC Merger, (iii) the occurrence of a Change of Control, and (iv) an Acceleration of the Obligations pursuant to Section 9.2 and (b) in respect of the Priority Last Out Notes, the earliest of (i) the date that is 12 months from the Second Amendment Date, (ii) solely if the Required Equity Transactions have not been consummated on or prior to July 27, 2021, October 6, 2021, (iii) the occurrence of a Change of Control and (iv) an Acceleration of the Obligations pursuant to Section 9.2.

“Notes” – collectively, the First Out Notes, Priority Last Out Notes, Intermediate Last Out Notes and Last Out Notes.

“Permitted Joint Venture” – (x) Subject to the continued satisfaction of each clause of the definition of The9 Permitted Joint Venture, The9 Joint Venture, (y) (A) a Joint Venture as substantially contemplated by that certain Memorandum of Understanding on Cooperation FF China Headquarters Landing and Strategic Investment of FF by and between Zhuhai State-owned Assets Supervision and Administration Commission, Zhuhai Municipal People’s Government State-owned Assets Supervision and Administration Commission and Faraday, as it may be amended from time to time, and (B) a Joint Venture as substantially contemplated by that certain Cooperation Framework Agreement, by and among FF Intelligent Mobility Global Holdings Ltd., FF Automotive (Zhuhai) Co., Ltd, FF Hong Kong Holding Limited, and Zhejiang Geely Holding Group Co., Ltd, dates as of January 11, 2021, as it may be amended from time to time, and (z) a Joint Venture that is either (A) acceptable to Majority Purchasers, or (B) satisfies the following conditions: such Joint Venture (a) does not provide for the contribution of any material assets of any Obligor or Subsidiary (other than the Chinese Subsidiaries); (b) does not provide for the contribution of any material Intellectual Property of any Obligor or Subsidiary but may provide for a license to Intellectual Property; and (c) does not use cash of any Obligor or Subsidiary (other than cash received from the Joint Venture or from the other owner(s) of the Joint Venture). The requirements set forth in this definition shall not apply to any Joint Venture the proceeds of which are used to Pay in Full the Secured Obligations either (i) concurrently with the closing of the Joint Venture or (ii) from and after the point in time that the Obligors Pay in Full the Secured Obligations.

“Trade Receivables Repayment Agreement” – the Trade Receivables Repayment Agreement entered into on April 29, 2019 by and among the Obligors and the Vendor Trustee, as amended by Amendment No. 1 to Trade Receivables Repayment Agreement dated as of January 28, 2020, Amendment No. 2 to Trade Receivables Repayment Agreement dated as of May 22, 2020, Amendment No. 3 to Trade Receivables Repayment Agreement dated as of September 25, 2020, Amendment No. 4 to Trade Receivables Repayment Agreement dated as of January 13, 2021, Amendment No. 5 to Trade Receivables Repayment Agreement dated as of February 26, 2021 and Amendment No. 6 to Trade Receivables Repayment Agreement dated as of March 1, 2021, as the same may be amended from time to time.

“Vendor Trust Debt” – the obligations of the Obligors under the Vendor Trust Documents to the Vendor Trustee of up to $150,000,000 of outstanding and unpaid vendor obligations.

C. The introductory paragraph of Section 2.1.1 is hereby amended and restated in its entirety as follows:

“2.1.1 Purchase and Sale; Closings. On and subject to the terms and conditions set forth herein, at one or more closings (each a “Closing”), in return for the Consideration paid by each Purchaser, the Issuers shall sell and issue to (a) each Last Out Purchaser one or more secured convertible promissory notes substantially in the form attached hereto as Exhibit C-1 (the “Last Out Notes”), (b) BL FF First Out Purchasers (other than with respect to any BL FF First Out Purchasers purchasing a BL FF First Out Subordinated Note), one or more secured promissory notes substantially in the form attached hereto as Exhibit C-2 (the “BL FF First Out Senior Notes”), (c) each FF Ventures First Out Purchaser (other than with respect to any FF Ventures First Out Purchaser purchasing a FF Ventures First Out Subordinated Note), a secured convertible promissory note substantially in the form attached hereto as Exhibit C-3 (as such note is amended and restated as of the First Amendment Date, the “FF Ventures First Out Senior Notes”), (d) BL FF First Out Purchasers (other than with respect to any BL FF First Out Purchasers purchasing a BL FF First Out Senior Note), a BL FF First Out Subordinated Note in the form attached hereto as Exhibit C-5 (the “BL FF First Out Subordinated Notes”), (e) each FF Ventures First Out Purchaser (other than with respect to any FF Ventures First Out Purchaser purchasing a FF Ventures First Out Senior Note), a FF Ventures First Out Subordinated Note in the form attached hereto as Exhibit C-3 with such amendments necessary to reflect the subordination in payment to the First Out Senior Notes (the “FF Ventures First Out Subordinated Notes”), (f) each Priority Last Out Purchaser, a secured promissory note substantially in the form attached hereto as Exhibit C-6 (the “Priority Last Out Note”), (g) each BL Intermediate Last Out Purchaser, a secured promissory note substantially in the form attached hereto as Exhibit C-7 (the “BL FF Intermediate Last Out Note”), and (h) each FF Ventures Intermediate Last Out Purchaser, a secured convertible promissory note substantially in the form attached hereto as Exhibit C-8 (the “FF Ventures Intermediate Last Out Note” and collectively with the BL FF Intermediate Last Out Note, the “Intermediate Last Out Notes”). Each Note shall have a principal amount equal to the Consideration paid or contributed by such Purchaser for the Note, as set forth on the schedule attached hereto as Exhibit D (as may be amended to reflect Subsequent Closings, the “Schedule of Purchasers”). Each Last Out Note, the FF Ventures First Out Notes and the FF Ventures Intermediate Last Out Notes shall be convertible into such other securities as set forth in Section 4.3.3.”

D. The title to Section 2.1.1(b) is amended to read “Subsequent Closings Occurring on the Second A&R Date, the First Amendment Date and the Second Amendment Date.”

E. Section 2.1.1(b) is amended to reflect the transactions occurring on the Second Amendment Date by inserting the following at the end of such Section.

“Subject to the terms and conditions set forth herein, on the Second Amendment Date (the “Second Amendment Date Closing”), the Priority Last Out Purchasers shall deliver the Consideration to the Issuers less any deductions set forth on a related Deduction Memorandum, and the Issuers shall deliver to the Priority Last Out Purchasers a Priority Last Out Note in return for its Consideration, as identified on the Schedule of Purchasers with respect to such Second Amendment Date Closing. All Priority Last Out Notes shall (i) be junior in payment and priority to First Out Senior Notes and the First Out Subordinated Notes, (ii) be pari passu in payment and priority with each other Priority Last Out Notes and (iii) senior in payment and priority to the Intermediate Last Out Notes and the Last Out Notes set forth herein.”

F. Section 2.1.1(c) of the Agreement is amended and shall read in its entirety as follows:

“(c) Additional Closings. From and after the First Amendment Date until the Maximum Amount is committed and funded, at any subsequent Closing (each a “Subsequent Closing”), Issuers may sell additional Last Out Notes, First Out Subordinated Notes, Intermediate Last Out Notes and Priority Last Out Notes pursuant to this Section 2.1.1(c) as follows:

(i)	Subject to the terms and conditions set forth herein, Issuers may increase the outstanding principal amount of the BL FF First Out Subordinated Note in accordance with Section 2.1.1.(b).

(ii)	Notwithstanding anything set forth in Section 8.1, on or before January 22, 2021, the FF Ventures First Out Purchasers are irrevocably committed to purchase FF Ventures First Out Subordinated Notes in the aggregate principal amount of $2,100,000 with an original issue discount of eight percent (8%), and upon payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum), the Issuers are obligated to deliver to the FF Ventures First Out Purchasers the FF Ventures First Out Subordinated Note and a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of the principal amount of the FF Ventures First Out Subordinated Note issued on such date divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein.

(iii)	Notwithstanding anything set forth in Section 8.1, on or before January 26, 2021, the FF Ventures First Out Purchasers shall, in their collective sole discretion, have the right, but not the obligation, to purchase FF Ventures First Out Subordinated Notes through the issuance of one or more FF Ventures First Out Subordinated Note up to an aggregate principal amount for all sold and issued FF Ventures First Out Subordinated Notes of $7,500,000, with an original issue discount of eight percent (8%), and upon payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum), the Issuers are obligated to deliver to the FF Ventures First Out Purchasers the FF Ventures First Out Subordinated Note and a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of the principal amount of the FF Ventures First Out Subordinated Note issued on such date divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein.

(iv)	In addition to the foregoing, on each Subsequent Closing of FF Ventures First Out Subordinated Notes, the applicable FF Ventures First Out Purchaser shall be paid a fee equal to 2.0% of the aggregate principal amount of such additional loans on the date of the issuance thereof (which shall be paid by deducting the amount of such fee from the Consideration otherwise payable by the applicable FF Ventures First Out Purchaser for such loan under FF Ventures First Out Subordinated Note(s) and directing the applicable FF Ventures First Out Purchaser to pay such amount to ATW Partners Opportunities Management, LLC in satisfaction of the Issuers’ obligations to ATW Partners Opportunities Management, LLC hereunder).

(v)	After January 26, 2021, FF Ventures First Out Purchasers shall have no right to purchase FF Ventures First Out Subordinated Notes (other than a Deficiency Subordinated First Out Note pursuant to Section 2.1.1(c)) without the prior written consent of the Issuers.

(vi)	If (x) the BL FF First Out Purchasers have not purchased an aggregate principal amount of $7,500,000 of BL FF First Out Subordinated Notes on or before January 26, 2021, then, prior to the Subordinated First Out Expiration Date, the FF Ventures First Out Purchasers shall have the right, but not the obligation, to purchase additional FF Ventures First Out Subordinated Notes in the aggregate principal amount of $7,500,000 less the issued principal amount of BL FF First Out Subordinated Notes, which Notes shall be issued on the same terms, pricing, economics and other as the initial FF Ventures First Out Subordinated Note and/or (y) the FF Ventures First Out Purchasers have not purchased an aggregate principal amount of $7,500,000 of FF Ventures First Out Subordinated Notes on or before January 26, 2021, then, prior to the Subordinated First Out Expiration Date, the BL FF First Out Purchasers shall have the right, but not the obligation, to purchase additional BL FF Subordinated Notes in the aggregate principal amount of $7,500,000 less the issued principal amount of FF Ventures First Out Subordinated Notes, which Notes shall be issued on terms, pricing, economics and other conditions which Notes shall be issued on the same terms, pricing, economics and other conditions as the initial BL FF First Out Subordinated Note (any issued First Out Subordinated Note described in clause (x) and (y) above, a “Deficiency Subordinated First Out Note”).

(vii)	All First Out Subordinated Notes shall be pari passu in payment and priority with each other First Out Subordinated Notes and senior in payment and priority to the Last Out Obligations set forth herein.

(viii)	Notwithstanding anything set forth in Section 8.1, within 15 days (or such later date acceptable to the Issuers in their sole discretion) of the occurrence of the Required Equity Transactions, the Priority Last Out Purchasers are irrevocably committed to purchase Priority Last Out Notes in the aggregate principal amount of $30,000,000, issued at par, and upon payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum), the Issuers are obligated to deliver to the Priority Last Out Purchasers the Priority Last Out Notes (such Closing; the “Second PLON Closing”); provided that the commitment and obligation to consummate the Second PLON Closing shall be subject to only the following conditions (1) immediately before and immediately after giving effect to the Second PLON Closing, no Second PLON Closing Event of Default has occurred and is continuing, (2) the Required Equity Transactions shall have occurred on or prior to July 27, 2021, (3) prior to or substantially concurrent with the Second PLON Closing, the Obligors shall have received cash proceeds from the “private investment in public equity” contemplated in the Merger Agreement as in effect on the Second Amendment Date in an aggregate amount equal to or greater than $350,000,000, and the Obligors’ balance sheet cash shall not be less than $400,000,000, excluding proceeds from the Priority Last Out Notes issued at or after the consummation of the Required Equity Transactions, (4) immediately after giving effect to the Second PLON Closing, the representations and warranties set forth in the Agreement and in any other Note Document are true and correct in all material respects as of the date of the Second PLON Closing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects; provided further, (x) the conditions set forth in the immediately foregoing proviso are the only conditions to the commitment of the Priority Last Out Purchasers to purchase such Priority Last Out Notes and the Issuers to consummate the Second PLON Closing and (y) the commitment to purchase the Priority Last Out Notes and obligations to consummate the Second PLON Closing shall automatically terminate in the event that the Second PLON Closing does not occur on or prior to the date that is thirty (30) days after the effective date of the Qualified SPAC Merger.

(ix)	On or before ten (10) Business Days after the Second Amendment Date, in one or more purchases, the FF Ventures Intermediate Purchaser shall, in its sole discretion, have the right, but not the obligation, to purchase FF Ventures Intermediate Last Out Notes in the aggregate principal amount of up to $7,000,000, with an original issue discount of eight percent (8%), and the only conditions to closing shall be the conditions set forth in Section 8.1, which conditions may be waived by the FF Ventures Intermediate Purchaser in its sole discretion, and the FF Ventures Intermediate Purchaser shall be entitled to purchase such FF Ventures Intermediate Last Out Notes by the payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum) and the Issuers shall be required to accept such Consideration and sell and issue such FF Ventures Intermediate Last Out Notes to the FF Ventures Intermediate Purchaser and a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of the principal amount of the FF Ventures Intermediate Last Out Note issued on such date divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein. Eleven (11) Business Days after the Second Amendment Date, the FF Ventures Intermediate Purchaser shall have no right to purchase additional FF Ventures Intermediate Last Out Notes (other than pursuant to Section 2.1.1(c)(xii)) without the prior written consent of the Issuers.

(x)	On or before ten (10) Business Days after the Second Amendment Date, in one or more purchases, the BL FF Intermediate Purchaser shall, in its sole discretion, have the right, but not the obligation, to purchase BL FF Intermediate Last Out Notes in the aggregate principal amount of up to $5,600,000 for a loan amount of $5,000,000 (or such proportional principal amount if the loan amount is less than $5,000,000) and the only conditions to closing shall be the conditions set forth in Section 8.1, which conditions may be waived by the BL FF Intermediate Purchaser in its sole discretion, and the BL FF Intermediate Purchaser shall be entitled to purchase such BL FF Intermediate Last Notes by the payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum) and the Issuers shall be required to accept such Consideration and sell and issue such BL FF Intermediate Last Out Notes to the BL FF Intermediate Purchaser. Eleven (11) Business Days after the Second Amendment Date, the BL FF Intermediate Purchaser shall have no right to purchase additional BL FF Intermediate Last Out Notes (other than pursuant to Section 2.1.1(c)(xii)) without the prior written consent of the Issuers.

(xi)	In addition to the foregoing, on each Subsequent Closing of FF Ventures Intermediate Last Out Notes, the applicable FF Ventures Intermediate Last Out Purchaser shall be paid a fee equal to 2.0% of the aggregate principal amount of such additional loans on the date of the issuance thereof (which shall be paid by deducting the amount of such fee from the Consideration otherwise payable by the applicable FF Ventures Intermediate Last Out Purchaser for such loan under FF Ventures Intermediate Last Out Note(s) and directing the applicable FF Ventures Intermediate Last Out Purchaser to pay such amount to ATW Partners Opportunities Management, LLC in satisfaction of the Issuers’ obligations to ATW Partners Opportunities Management, LLC hereunder).

(xii)	If (x) the BL FF Intermediate Last Out Purchaser has not purchased an aggregate principal amount of $5,600,000 of BL FF Intermediate Last Out Notes on or before ten (10) Business Days after the Second Amendment Date, then, within ten (10) Business Days after such date, the FF Ventures Intermediate Purchaser shall have the right, but not the obligation, to purchase additional FF Ventures Intermediate Last Out Notes in the aggregate principal amount of $5,600,000 less the issued principal amount of BL FF Intermediate Last Out Notes, which Notes shall be issued on the same terms, pricing, economics and other as the initial FF Ventures Intermediate Last Out Notes and/or (y) the FF Ventures Intermediate Purchaser has not purchased an aggregate principal amount of $7,000,000 of FF Ventures Intermediate Last Out Notes on or before ten (10) Business Days after the Second Amendment Date, then, within ten (10) Business Days after such date, the BL FF Intermediate Purchaser shall have the right, but not the obligation, to purchase additional BL FF Intermediate Last Out Notes in the aggregate principal amount of $7,000,000 less the issued principal amount of FF Ventures Intermediate Last Out Notes, which Notes shall be issued on the same terms, pricing, economics and other as the initial BL FF Intermediate Last Out Notes.

(xiii)	Issuers may sell additional Last Out Notes to (i) Purchasers already party to this Agreement (at the time determined, the “Existing Purchasers”), and/or (ii) new Purchasers (the “New Purchasers”), in exchange in each case for Consideration paid by such Purchasers consisting of new cash proceeds funded into the FF Disbursement Account. Each Subsequent Closing shall be held at such place and time as determined by Issuer Representative and such Purchasers by electronic means of document execution and delivery. At each Subsequent Closing, (i) New Purchasers shall execute and deliver a counterpart of this Agreement to purchase Notes, (ii) each such Existing Purchaser and/or New Purchaser shall deliver its portion of the Consideration by wire transfer to the FF Disbursement Account, or to such account(s) as designated by Issuer Representative, (iii) Issuer Representative shall deliver to each such Purchaser a Note in the amount equal to the amount of its Consideration, and (iv) Issuer Representative shall supplement the Schedule of Purchasers, by adding such New Purchasers and to reflect any additional purchases by Existing Purchasers. On any Subsequent Closing Date, such New Purchaser, to the extent not already a Purchaser, shall be a “Purchaser” hereunder and a party hereto, entitled to the rights and benefits, and subject to the duties, representations and warranties of a Purchaser under this Agreement. Last Out Notes sold at Subsequent Closings occurring after the Second Amendment Date shall only be funded with new cash proceeds and the date of issuance of the Notes shall be the date of such Subsequent Closing. Notwithstanding anything to the contrary set forth herein or in any other Note Document, (x) the only conditions that shall be required to be satisfied for the effectiveness of any Subsequent Closing of Last Out Notes after the Second Amendment Date (and any fundings of Last Out Notes that shall occur in connection therewith) shall be those conditions agreed to by the Issuer Representative and the Purchasers that are purchasing Last Out Notes in connection with such Subsequent Closing and (y) the pricing, economics and other terms of such new Last Out Notes shall be as agreed between the Issuer Representative and such new Purchaser and, solely in the event that such new Notes shall have a senior priority to the existing Last Out Notes (other than Priority Last Out Notes or Intermediate Last Out Notes), the existing Purchasers holding Last Out Notes (with the understanding that in any event such new Last Out Notes shall be subordinated in payment and priority to the First Out Obligations, the Intermediate Last Out Obligations and the Priority Last Out Obligations and on the terms set forth in this Agreement as amended by the Second Amendment). The Obligors and the Purchasers of new Last Out Notes may, without the consent of any other Purchaser, effect such amendments to any Note Documents as may be necessary or appropriate, in the opinion of the Issuer Representative and such Purchaser to effect the provisions of this Section 2.1.1(c); provided; however; no such amendments may modify, eliminate or restrict the terms, conditions and rights of the First Out Purchasers and the First Out Purchasers and the Priority Last Our Purchasers shall be given notice (and copies) of such amendments by the Issuer Representative in the manner provided herein. The Issuers shall provide notice to the Notes Agent of any Subsequent Closing contemplated by this Section 2.1.1(c) and an updated Schedule of Purchasers reflecting the new Notes within two (2) Business Days of such Subsequent Closing.”

G. Section 2.1.1(d) of the Agreement is amended and shall read in its entirety as follows:

“(d) Maximum Amount. Notwithstanding anything to the contrary set forth herein, (i) the aggregate principal amount of all Notes sold and issued to all Purchasers in all Closings shall not, in any event, exceed Two Hundred Million Dollars ($200,000,000) (the “Maximum Amount”), (ii) the aggregate principal amount of all First Out Notes (inclusive of First Out Subordinated Notes) sold and issued to First Out Purchasers shall not exceed $46,333,334, (iii) the aggregate principal amount of all Intermediate Last Out Notes sold and issued to Intermediate Last Out Purchasers shall not exceed $12,600,000, (iv) the aggregate principal amount of all Priority Last Out Notes sold and issued to Priority Last Out Purchasers shall not exceed $85,000,000. For clarity any increase in the outstanding principal amount of an outstanding First Out Note shall be deemed an issuance within the provisions of this clause (d), and subject to the aggregate limitation set forth herein. The parties hereto hereby agree that, as of the Second Amendment Date Closing the maximum amount of First Out Notes (inclusive of First Out Subordinated Notes) permitted by this Section 2.1.1(d) have been sold and issued to First Out Purchasers and no additional First Out Notes (inclusive of First Out Subordinated Notes) shall be sold without the prior written consent of each of the First Out Purchasers and the Priority Last Out Purchasers.”

H. Section 2.1.1(e) of the Agreement is amended and shall read in its entirety as follows:

Optional Notes. Notwithstanding anything to the contrary set forth herein or in any other Note Document, if (x) on or prior to November 9, 2021 any FF Ventures First Out Purchaser delivers written irrevocable notice to the Issuer Representative that such FF Ventures First Out Purchaser desires to invest up to $15,666,667 in FF Intelligent (or, following the Public Company Date (as defined in the Optional Notes), the publicly traded entity), then any such FF Ventures First Out Purchaser shall be entitled to make such investment through the issuance of interest-free convertible unsecured notes in the form of Exhibit C-4 attached hereto (“Optional Notes”), (y) on or prior to March 26, 2022, any FF Ventures First Out Purchaser delivers written irrevocable notice to the Issuer Representative that such FF Ventures First Out Purchaser desires to invest an amount in FF Intelligent (or, following the Public Company Date (as defined in the Optional Notes), the publicly traded entity) up to an amount equal to the principal amount of the FF Ventures First Out Subordinated Notes purchased hereunder, then any such FF Ventures First Out Purchaser shall be entitled to make such investment through the issuance of Optional Notes and (z) on or prior to May 12, 2022, any FF Ventures Intermediate Purchaser delivers written irrevocable notice to the Issuer Representative that such FF Ventures Intermediate Purchaser desires to invest an amount in FF Intelligent (or, following the Public Company Date (as defined in the Optional Notes), the publicly traded entity) up to an amount equal to the principal amount of the FF Ventures Intermediate Last Out Notes purchased hereunder, then any such FF Ventures Intermediate Purchaser shall be entitled to make such investment through the issuance of Optional Notes, in the case of each of clauses (x), (y) and (z), subject to a consulting and advisor fee (payable to ATW Partners Opportunities Management, LLC for consulting and advisory services expected to be rendered by ATW Partners Opportunities Management, LLC in connection with such investment) of 2.0% and original issuance discount of 8.0%, in each case of the aggregate principal amount under such Optional Notes, and which shall be convertible, at the sole election of any FF Ventures First Out Purchaser or the FF Ventures Intermediate Purchaser that purchases such Optional Notes from time to time in accordance with the Optional Notes while such Optional Notes are outstanding, into common shares of the publicly traded entity following the Public Company Date based on an amount equal to the conversion price at which the FF Ventures First Out Note issued on September 9, 2020 was converted in connection with the Qualified SPAC Merger (or, if no Qualified SPAC Merger occurred, the lowest effective price at which the publicly traded entity raised capital at the time of the Public Company Date (or the first such capital raise thereafter)). Additionally, upon exercise of the rights hereunder, any FF Ventures First Out Purchaser or the FF Ventures Intermediate Purchaser that purchases Optional Notes hereunder shall also receive, along with the Optional Notes for no additional consideration, a warrant to purchase up to a number of shares of the publicly traded entity equal to 35% of the principal amount of any Optional Notes issued hereunder divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of the publicly traded entity at the time of exercise, otherwise in the form of the Warrant; provided, however, to the extent that the exercise price or number of shares issuable pursuant to the Warrant is adjusted pursuant to the terms thereunder, the exercise price of the warrants issued hereunder shall equal the then exercise price of the Warrant and the number of shares underlying the warrants issued hereunder shall be proportionally increased with the increase in the number of shares underlying the Warrant. Any FF Ventures First Out Purchaser or the FF Ventures Intermediate Purchaser and the Issuer Representative shall each take commercially reasonable efforts to consummate the issuance of the Optional Notes and related additional warrant reasonably promptly after any FF Ventures First Out Purchaser or the FF Ventures Intermediate Purchaser delivers notice of the exercise of its rights hereunder, and in any event within 10 days of written notice by any FF Ventures First Out Purchaser or the FF Ventures Intermediate Purchaser. All of the common shares issuable upon conversion of the Optional Notes and exercise of the additional warrants issued under this Section, and the resale of such common shares, shall be registered under the Securities Act in the registration statement filed with the SEC in connection with the Qualified SPAC Merger or, if any such Optional Note or warrant is issued after the consummation of the Qualified SPAC Merger, pursuant to another registration statement to be filed with the SEC within 30 days of the issuance of such warrant. Notwithstanding anything to the contrary set forth herein, (i) the Optional Notes shall not be deemed “Notes” or “Note Documents” for purposes of this Agreement and (ii) any obligations under any Optional Notes shall not be deemed “Obligations”.

I. Section 4.2.1 of the Agreement is amended and shall read in its entirety as follows:

“Repayment of Notes. The entire outstanding principal amount of the Notes, together with (i) all accrued and unpaid interest thereon, (ii) (x) solely with respect to the Last Out Notes, a fee in an amount equal to twenty percent (20%) of the outstanding principal amount of the Last Out Notes being paid and (y) solely with respect to the Priority Last Out Notes, a fee equal to the amount necessary to ensure a minimum multiple of invested capital (without giving effect to the Ares Warrant) on $85,000,000 of principal amount of the Priority Last Out Notes (whether or not the Second PLON Closing has occurred) of 1.14x (the fee under clause (ii)(x) or (y), as applicable, the “Payment Premium”), and (iii) all other outstanding Obligations in respect thereof shall be payable in full on the Maturity Date subject to acceleration upon the occurrence of a Fundamental Event of Default under this Agreement.”

J. Section 4.2.2 of the Agreement is amended and restated as follows:

“Interest. Interest on the outstanding principal amount of the First Out Notes (including the First Out Subordinated Notes) and the BL FF Intermediate Last Out Notes shall be paid in cash at the applicable Interest Rate in arrears on the first Business Day of each succeeding month (each a “Distribution Date”), commencing (A) with respect to all First Out Notes other than the First Out Subordinated Notes and First Out Notes issued on the First Amendment Date, on November 2, 2020, (B) with respect to the First Out Subordinated Notes and First Out Notes issued on the First Amendment Date on, February 1, 2021, and (C) with respect to Notes issued at any Subsequent Closing after the First Amendment Date, on the first Business Day of the month following the issuance date of such Notes; provided that the first such interest payment shall include all interest accrued since the respective issuance day of each of the First Out Notes, including the First Out Subordinated Notes, or BL FF Intermediate Last Out Note; provided further that if (x) the Maturity Date for the Priority Last Out Notes is, for any reason, earlier than the date that is twelve months from the Second Amendment Date or (y) a Fundamental Event of Default occurs, then, upon the delivery of written notice from the Priority Last Out Purchasers Representative to the BL FF Intermediate Purchaser, interest on the outstanding principal amount of the Intermediate Last Out Notes will thereafter be paid- in-kind until the earliest of (x) the Maturity Date, (y) the date such notice is withdrawn by the Priority Last Out Purchasers Representative or (z) the date on which such Fundamental Event of Default is no longer continuing either because such Fundamental Event of Default has been (i) cured in accordance with the terms of this Agreement or (ii) waived with the written consent of the Priority Last Out Purchasers Representative, at which time, so long as no other Fundamental Event of Default has then occurred and is continuing, all accrued and unpaid interest shall be paid in full in cash on the next Distribution Date. In accordance with the provisions of the Last Out Notes and the Priority Last Out Notes, as applicable, interest on the outstanding principal amount of the Last Out Notes, and the Priority Last Out Notes is payable at the Interest Rate on the Maturity Date; provided, that notwithstanding anything to the contrary set forth herein or any other Note Document, the Issuers may pay cash interest in an amount not to exceed ten percent (10%) per annum to Chui Tin Mok with regard to his Last Out Notes.”

K. Section 4.3.2 of the Agreement is amended and shall read in its entirety as follows:

“Voluntary Prepayments. Except if an Event of Default exists, subject to the Collateral Agency and Intercreditor Agreement and Section 4.4 of this Agreement, the Issuers may prepay all or a portion of the Notes at any time without penalty or premium; except as provided in Section 4.2.1; provided that (A) no Last Out Notes, Intermediate Last Out Notes or Priority Last Out Notes shall be prepaid in cash prior to the First Out Notes (including any accrued and unpaid interest) being Paid in Full in cash and no voluntary prepayments of such Notes may be made without the consent of all of the Purchasers holding First Out Notes, (B) no Intermediate Last Out Notes shall be prepaid in cash prior to the Priority Last Out Notes (including any accrued and unpaid interest) being Paid in Full in cash and no voluntary prepayments of such Notes shall be made without the consent of all of the Purchasers holding Priority Last Out Notes (for avoidance of doubt the foregoing does not prohibit the payment of Intermediate Last Out Notes on the date set forth in clause (a)(ii) of the definition of “Maturity Date” without the prior Payment in Full of the Priority Last Out Notes), and (C) no Last Out Notes shall be prepaid in cash prior to the Intermediate Last Out Notes or the Priority Last Out Notes (including any accrued and unpaid interest) being Paid in Full in cash and no voluntary prepayments of such Notes shall be made without the consent of all of the Purchasers holding Priority Last Out Notes and the Purchasers holding Intermediate Last Out Notes. For any prepayment pursuant to this Section 4.3.2: (a) until repayment of the First Out Obligations in full, Issuer Representative shall provide written notice to Notes Agent and each Purchaser of its election to prepay the Notes (x) prior to the signing of a definitive merger agreement for a Qualified SPAC Merger, at least thirty (30) days prior to the date of such prepayment, or (y) after the signing of a definitive merger agreement for a Qualified SPAC Merger, at least sixty (60) days prior to the date of such prepayment which notice shall specify the date of the proposed prepayment (the “Prepayment Date”); and (b) Issuer Representative shall pay, on the Prepayment Date (i) the outstanding principal amount of the First Out Notes (including the Contingent Value Rights Payment) to be prepaid together with all accrued and unpaid interest thereon; (ii) (A) solely with respect to a voluntary prepayment of the Last Out Notes, Intermediate Last Out Notes, or Priority Last Out Notes following receipt of consent of the Majority Purchasers if the First Out Obligations have not been paid in full, the Payment Premium with respect to the aggregate principal amount of the Last Out Notes or the Priority Last Out Notes, as applicable, being prepaid; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement, the Notes to be prepaid and the other Note Documents; the receipt of such amounts shall be deemed Payment in Full for any and all amounts due under the Notes to be prepaid. At any time during the 30 or 60-day notice period (as applicable) prior to the Prepayment Date, any or all holders of any FF Ventures First Out Notes may provide the Issuers with notice of such holders’ intention to convert such FF Ventures First Out Notes or the FF Ventures Intermediate Last Out Notes pursuant to Section 4.3.3(c), and any FF Ventures First Out Notes or the FF Ventures Intermediate Last Out Notes for which such notice is delivered to the Issuers prior to the Prepayment Date shall not be subject to prepayment and shall be converted to SPAC Conversion Shares in accordance with Section 4.3.3(c) and upon such conversion, shall be deemed Paid in Full.”

L. Section 4.3.3(c) of the Agreement is amended and shall read in its entirety as follows:

“(c) Solely with respect to any FF Ventures First Out Notes and any FF Ventures Intermediate Last Out Notes, in the event FF Intelligent consummates a Qualified SPAC Merger to or with a SPAC, then in connection with the consummation of the Qualified SPAC Merger, an amount equal to 130% of all outstanding principal, accrued and unpaid interest and accrued original issue discount under the FF Ventures First Out Notes and FF Ventures Intermediate Last Out Notes through (but not including) the date of consummation of the Qualified SPAC Merger will automatically convert into common shares of the SPAC received by Class A ordinary shareholders of FF Intelligent in connection with the Qualified SPAC Merger (the “SPAC Conversion Shares”), and the FF Ventures First Out Notes and FF Ventures Intermediate Last Out Notes and interest thereon shall no longer be outstanding and shall be deemed satisfied in full and terminated. Such conversion of the FF Ventures First Out Notes and FF Ventures Intermediate Last Out Notes and interest thereon will be at a conversion price equal to the lower of (1) the quotient obtained by dividing (x) the pre-money valuation ascribed to FF Intelligent in connection with the Qualified SPAC Merger by (y) the Fully Diluted Capitalization and (2) the lowest effective net price per share of common shares paid for by any third party at the time of, or in connection with, the Qualified SPAC Merger (including the effective price per share taking into consideration the transfer of any founder shares, warrants or other considerations to any investor or participant in the Qualified SPAC Merger). As used herein, “Fully Diluted Capitalization” of FF Intelligent at any time shall be equal to the number of its outstanding shares of FF Intelligent, assuming the conversion, exercise or exchange of all outstanding securities or instruments convertible into, or exercisable or exchangeable for, its shares, whether or not vested or then exercisable, and including shares reserved for issuance under any equity incentive or similar plan of FF Intelligent. Holders of the FF Ventures First Out Notes and FF Ventures Intermediate Last Out Notes converting such Notes will participate in the Qualified SPAC Merger with respect to the common stock issued to them upon conversion on the same terms and conditions as are applicable to other holders of FF Intelligent’s Class A ordinary shares, including any lockup applicable thereto pursuant to the Qualified SPAC Merger. In the event an Obligor other than FF Intelligent shall consummate the Qualified SPAC Merger, then the terms of this Section applicable to FF Intelligent shall apply with respect to such Obligor mutatis mutandis, and all Obligors shall use their reasonable best efforts to cause any Obligor party to the Qualified SPAC Merger to issue the SPAC Conversion Shares and complete the conversion of 130% of all outstanding principal and accrued and unpaid interest under the FF Ventures First Out Notes and FF Ventures Intermediate Last Out Notes into the SPAC Conversion Shares in accordance with this Section mutatis mutandis. Notwithstanding anything to the contrary set forth herein or in any other Note Document, subject to the Obligors complying with the provisions set forth in this Section 4.3.3(c) and Section 2 of the Warrant, the Purchasers consent to the Qualified SPAC Merger for purposes of the Note Documents and agree that (x) the consummation of the Qualified SPAC Merger shall not constitute a breach of any representation, warranty, covenant or any other provision of any Note Document, and (y) the conversion of FF Ventures First Out Notes and FF Ventures Intermediate Last Out Notes to SPAC Conversion Shares pursuant to Section 4.3.3 shall not constitute a prepayment of the FF Ventures First Out Notes or FF Ventures Intermediate Last Out Notes. The SPAC Conversion Shares and the common shares underlying the Warrants (the “Warrant Shares”) shall be issued in compliance with all applicable laws, and, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid, nonassessable and free of restrictions on transfer other than restrictions on transfer agreed to in writing by the recipients of the SPAC Conversion Shares or pursuant to applicable securities laws. The SPAC Conversion Shares and Warrant Shares and the resale of all such shares shall be subject to any lockup applicable in connection with the Qualified SPAC Merger and included for registration under the Securities Act in the registration statement filed with the SEC in connection with the Qualified SPAC Merger; provided any such lockup on such shares shall be entitled to the benefit of any more favorable terms and/or conditions (as the case may be) set forth in any other lockup entered into in connection with the Qualified SPAC Merger, including without limitation with respect to any shorter lockup period and the waiver of lockup restrictions. For the avoidance of doubt, if any equity issued in connection with the Qualified SPAC Merger is not subject to any lock-up restrictions, then the equity received by the FF Ventures First Out Purchasers and the FF Ventures Intermediate Purchasers shall be freely tradable and not subject to any lock-up restrictions.

M. Section 4.4.2 of the Agreement is amended to incorporate the Intermediate Last Out Notes and Priority Last Out Notes, and as amended shall read in its entirety as follows:

“4.4.2 Apportionment, Application and Reversal of Payments. The Priority Last Out Obligations, Intermediate Last Out Obligations and the Last Out Obligations shall be junior in payment priority to the First Out Obligations. The Last Out Obligations shall be junior in payment priority to the Priority Last Out Obligations and Intermediate Last Out Obligations. The Intermediate Last Out Obligations shall be junior in payment priority to the Priority Last Out Obligations. Subject to the Collateral Agency and Intercreditor Agreement, principal and interest payments shall be apportioned, first, ratably among First Out Purchasers (other than with regard to the First Out Subordinated Notes), second to the First Out Purchaser with regard to the First Out Subordinated Notes, third, ratably among the Priority Last Out Purchasers, fourth, ratably among the Intermediate Last Out Purchasers, and, fifth, ratably among Last Out Purchasers, in each case according to the unpaid principal balance of the Notes to which such payments relate held by each such First Out Purchaser, Priority Last Out Purchaser, Intermediate Last Out Purchaser or Last Out Purchaser, as the case may be.

(a) Prior to the occurrence of an Event of Default, all proceeds of Collateral shall be applied by Collateral Agent as provided in the Collateral Agency and Intercreditor Agreement.

(b) Anything contained herein or in any other Note Document to the contrary notwithstanding, subject to the Collateral Agency and Intercreditor Agreement, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, after the occurrence and during the continuance of an Event of Default and the resultant declaration that the Obligations are immediately due and payable shall be remitted to Collateral Agent and distributed as follows:

1.	First, to the payment of (A) all reasonable internal and external costs and expenses relating to the sale of the Collateral and the collection of all amounts owing hereunder, including reasonable attorneys’ fees and disbursements and the reasonable compensation of the Collateral Agent, as described in any fee letter between the Collateral Agent and the Issuer Representative (the “Collateral Agency Fee”), for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, in each case, whether arising hereunder or under any other Security Document, (B) all charges, expenses and advances incurred or made by the Collateral Agent in order to protect the Liens, the Collateral, or the security afforded by the Security Documents, and (C) all liabilities (including those specified in clauses (A) and (B) immediately above) incurred by the Collateral Agent, regardless of whether such liabilities arise out of the sale of Collateral or the collection of amounts owing hereunder, which are covered by the indemnity provisions of this Agreement or any other Security Document;

2.	Second, to the payment of any Agency Fees, expenses and indemnities payable to Notes Agent hereunder;

3.	Third, to the payment of principal on the First Out Senior Notes (including the Contingent Value Rights Payment) held by the First Out Purchasers;

4.	Fourth, to the payment of all other unpaid Obligations owing to the First Out Purchasers (including the outstanding costs and expenses owing to the First Out Purchasers), to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such First Out Purchaser thereof but excluding any such Obligations with regard to the First Out Subordinated Notes;

5.	Fifth, to the payment of principal on the First Out Subordinated Notes (including the Subordinated Contingent Value Rights Payment) held by the First Out Purchasers;

6.	Sixth, to the payment of all other unpaid Obligations owing to the First Out Purchasers (including the outstanding costs and expenses owing to the First Out Purchasers) with regard to the First Out Subordinated Notes, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such First Out Purchaser thereof;

7.	Seventh, to the payment of any outstanding interest or Payment Premium due in connection with the Priority Last Out Notes under the Note Documents with respect to the Priority Last Out Obligations, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Priority Last Out Purchaser thereof;

8.	Eighth, to the payment of principal on the Priority Last Out Notes held by the Priority Last Out Purchasers;

9.	Ninth, to the payment of all other unpaid Obligations owing to the Priority Last Out Purchasers (including the outstanding costs and expenses owing to the Priority Last Out Purchasers) with regard to the Priority Last Out Notes, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such Priority Last Out Purchaser thereof;

10.	Tenth, to the payment of principal on the Intermediate Last Out Notes (including the Intermediate Contingent Value Rights Payment) held by the Intermediate Last Out Purchasers;

11.	Eleventh, to the payment of all other unpaid Obligations owing to the Intermediate Last Out Purchasers, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Intermediate Last Out Purchaser thereof;

12.	Twelfth, to the payment of any outstanding interest or Payment Premium due in connection with the Last Out Notes under the Note Documents with respect to the Last Out Obligations, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Last Out Purchaser thereof;

13.	Thirteenth, to the payment of all other unpaid Obligations owing to the Last Out Purchasers (including the outstanding costs and expenses owing to the Last Out Purchasers), to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such Last Out Purchaser thereof;

14.	Fourteenth, to the payment of all obligations on the Vendor Trust Debt and under the Vendor Trust Documents in accordance with their terms; and

15.	Finally, to Issuers or their successors or assigns or to such other Persons as may be entitled to such amounts under applicable Law or as a court of competent jurisdiction may direct, of any surplus then remaining.

Except as otherwise specifically provided for herein, (x) Issuers hereby irrevocably waive the right to direct the application of payments at any time received by Collateral Agent, Notes Agent or any Purchaser from or on behalf of Issuers or any Obligor, and (y) Issuers hereby irrevocably agree that such agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time against the Obligations in the manner described above.”

N. Sections 4.6.1 and 4.6.2(b) of the Agreement are amended to incorporate the Priority Last Out Notes and Intermediate Last Out Notes, and as amended shall read in their entirety as follows:

“4.6 Sharing of Payments, Etc.

4.6.1 Priority. Issuers shall not make, and no Purchaser shall accept, any payment or prepayment in respect of the Notes except in accordance with this Agreement, subject to the Collateral Agency and Intercreditor Agreement, so as to be shared first ratably among the First Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective First Out Senior Notes according to the First Out Purchasers’ respective pro rata share of the First Out Obligations (other than with respect to the First Out Subordinated Notes), second ratably among the First Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective First Out Subordinated Notes according to the First Out Purchasers’ respective pro rata share of the First Out Obligations (other than with respect to the First Out Senior Notes), third ratably among the Priority Last Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective Priority Last Out Notes according to the Priority Last Out Purchasers’ respective pro rata share of the Priority Last Out Obligations, fourth ratably among the Intermediate Last Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective Intermediate Last Out Notes according to the Intermediate Last Out Purchasers’ respective pro rata share of the Intermediate Last Out Obligations, and then ratably among the Last Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective Notes according to the Last Out Purchasers’ respective pro rata share of the Last Out Obligations. Nothing herein shall limit Issuers’ ability to make, and Purchasers ability to accept, any payment of interest as provided in Section 4.2.2.

“(b) If any Intermediate Last Out Purchaser, Priority Last Out Purchaser or Last Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral other than as expressly permitted under this Agreement as in effect on the Second Amendment Date, and the First Out Obligations are not Paid in Full, then (A) such Intermediate Last Out Purchaser, Priority Last Out Purchaser or Last Out Purchaser, as applicable, shall notify Notes Agent and Collateral Agent of such fact and (B) the Intermediate Last Out Purchaser, Priority Last Out Purchaser or Last Out Purchaser, as applicable, receiving such payment or distribution shall remit promptly to the First Out Purchasers an amount sufficient to cause all First Out Purchasers to receive their respective pro rata share of any such payment or distribution. If any Last Out Purchaser or Intermediate Last Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral other than as expressly permitted under this Agreement as in effect on the Second Amendment Date, and the First Out Obligations are Paid in Full and the Priority Last Out Obligations are not Paid in Full, then (A) such Last Out Purchaser or Intermediate Last Out Purchaser shall notify Notes Agent and Collateral Agent of such fact and (B) the Last Out Purchaser or Intermediate Last Out Purchaser, as applicable, receiving such payment or distribution shall remit promptly to the Priority Last Out Purchasers an amount sufficient to cause all Priority Last Out Purchasers to receive their respective pro rata share of any such payment or distribution. If any Last Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral other than as expressly permitted under this Agreement as in effect on the Second Amendment Date, and the First Out Obligations and the Priority Last Out obligations are Paid in Full, then (A) such Last Out Purchaser shall notify Notes Agent and Collateral Agent of such fact, (B) the Last Out Purchaser receiving such payment or distribution in excess of its pro rata share shall remit promptly to each of the other Last Out Purchasers an amount sufficient to cause all Last Out Purchasers to receive their respective pro rata share of any such payment or distribution, and (C) such other adjustments shall be made from time to time as shall be equitable to ensure that the Last Out Purchasers share the benefits of such payment on a pro rata basis. If any Last Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral other than as expressly permitted under this Agreement as in effect on the Second Amendment Date, and the First Out Obligations and the Priority Last Out Obligations are Paid in Full and the Intermediate Last Out Obligations are not Paid in Full, then (A) such Last Out Purchaser shall notify Notes Agent and Collateral Agent of such fact and (B) the Last Out Purchaser receiving such payment or distribution shall remit promptly to the Intermediate Last Out Purchasers an amount sufficient to cause all Intermediate Last Out Purchasers to receive their respective pro rata share of any such payment or distribution. If any Last Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral other than as expressly permitted under this Agreement as in effect on the Second Amendment Date, and the First Out Obligations, the Priority Last Out Obligations and the Intermediate Last Out Obligations are Paid in Full, then (A) such Last Out Purchaser shall notify Notes Agent and Collateral Agent of such fact, (B) the Last Out Purchaser receiving such payment or distribution in excess of its pro rata share shall remit promptly to each of the other Last Out Purchasers an amount sufficient to cause all Last Out Purchasers to receive their respective pro rata share of any such payment or distribution, and (C) such other adjustments shall be made from time to time as shall be equitable to ensure that the Last Out Purchasers share the benefits of such payment on a pro rata basis”

O. Section 7.1.2(a) of the Agreement is amended to restate the lead-in in its entirety as follows:

“7.1.2 Notices. (a) Issuer Representative shall notify the Notes Agent, the Collateral Agent, each First Out Purchaser and the Priority Last Out Purchasers Representative in writing as soon as practicable but no later than within three (3) Business Days after an Obligor’s obtaining knowledge thereof, of any of the following:”

P. Section 7.1.3 of the Agreement is amended to restate the lead-in in its entirety as follows:

“7.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Notes Agent and each Purchaser, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Obligors’ certified public accountants concur in any change therein and such change is disclosed to Notes Agent, Collateral Agent, each First Out Purchaser and each Priority Last Out Purchaser and is consistent with GAAP.”

Q. Section 7.1.3(a) of the Agreement is amended to add “and Priority Last Out Purchasers” immediately after “the First Out Purchasers”.

R. Section 7.1.3(f) of the Agreement is amended and restated in its entirety as follows:

“(f) as soon as reasonably practicable after FF Intelligent’s receipt thereof, deliver to the First Out Note Purchasers and the Priority Last Out Purchasers any report (or similar materials) commissioned by any Obligor (or Subsidiary thereof) that is prepared with respect to FF Intelligent’s business operation (including, without limitation any such report or other materials prepared by or in consultation with Roland Berger with respect to FF Intelligent’s Global Business Plan and valuation of Intellectual Property); provided that each First Out Note Purchaser and Priority Last Out Purchaser that wishes to receive such report shall execute all customary non-disclosure agreement and non-reliance letters reasonably requested by FF Intelligent or the preparer of such report;”

S. Section 7.1.16(b) of the Agreement is amended and restated in its entirety as follows:

“(b) Until a Qualified SPAC Merger, each of BL FF First Out Purchasers, FF Ventures First Out Purchasers and Priority Last Out Purchasers shall be permitted to have a representative present (whether in person with respect to meetings held in person or otherwise by telephone) in a non-voting observer capacity (the “Observer Representatives”) at all meetings of the board of directors or board of managers (or comparable governing board) of FF Intelligent and Faraday. At the request of FF Intelligent or Faraday, the Observer Representatives shall execute a customary non- disclosure agreement and shall comply with all policies of FF Intelligent or Faraday (as applicable) applicable to its directors and FF Intelligent or Faraday (as applicable) may limit such Observer Representatives’ access to certain board information or meetings (i) in respect of which the board reasonably and in good faith determines based on the advice of outside counsel that granting the Observer Representatives such access to such information or meetings would reasonably be expected to adversely affect any attorney- client privilege between FF Intelligent or any of its Subsidiaries and its counsel or result in disclosure of trade secrets or (ii) if granting such Observer Representatives such access would pose a bona fide conflict of interest between FF Intelligent or any of its Subsidiaries on the one hand and the Purchasers on the other hand. FF Intelligent will arrange periodic senior management meetings (which can be conducted on the telephone) with the First Out Purchasers and the Priority Last Out Purchasers on a mutually satisfactory schedule. The First Out Purchasers and Priority Last Out Purchasers shall also participate in periodic telephonic meetings with FF Intelligent with respect to a potential Qualified SPAC Merger and shall, subject to any commercially reasonable confidentiality requirements applicable thereto and unless otherwise prohibited, receive copies of transaction support agreements from key constituencies required to consummate such transaction. The Obligors shall reimburse the First Out Purchasers and Priority Last Out Purchasers for the documented out-of-pocket expenses (including out-of-pocket travel expenses) reasonably incurred by the Observer Representatives in attending any such meetings.”

T. Section 7.1 of the Agreement is amended to add a new Section 7.1.17 at the end thereof as follows:

“Ares Warrant. FF Intelligent shall issue, or cause to be issued, the Ares Warrant to Ares on or prior to August 11, 2021; provided that if a Qualified SPAC Merger occurs, then FF Intelligent shall, on or prior to 15 days after the consummation of the Qualified SPAC Merger, cause the Public Company to issue the Ares Warrant to Ares.”

U. Section 7.2 of the Agreement is amended to add a new Section 7.2.20 at the end thereof as follows:

“Minimum Cash. The Issuers shall not permit the aggregate amount of cash and cash equivalents of the Issuers and their subsidiaries to be less than $5,000,000 (or $25,000,000 after the consummation of the Required Equity Transactions) at any time after the Second Amendment Date. The Issuer Representative shall deliver to the First Out Purchasers and Priority Last Out Purchasers Representative a certificate within ten days (or such later date as the Priority Last Out Purchasers shall agree in their reasonable discretion) after the end of each calendar month (commencing on February 28, 2021) (x) certifying that the Issuers are in compliance with this Section 7.2.20 and (y) setting forth the aggregate amount of cash and cash equivalents of the Issuers and their subsidiaries as of the last Business Day of such calendar month. In the event that the First Out Purchasers or the Priority Last Out Purchasers provide a written request (a “Daily Cash Balance Request”) in their good faith and reasonable discretion to the Issuer Representative then the Issuer Representative shall promptly, but in any event within five Business Days (or such later date as the requesting party shall agree in their reasonable discretion) of such Daily Cash Balance Request, deliver to the First Out Purchasers and the Priority Last Out Purchasers Representative documentation that evidences in reasonable detail the daily cash balance of Issuers and their subsidiaries.”

V. Section 7.2.16(c) of the Agreement is amended and restated in its entirety as follows:

“(c) license any Obligor Intellectual Property or consent to amend any current (as of the Second A&R Date) Obligor IP Agreement in a manner that materially and adversely affects the right of such Obligor to receive payments thereunder, or in any manner that would materially impair the Lien on such Intellectual Property owned by such Obligor created pursuant to the Security Documents; provided, that any such license or amendment with respect to a Permitted Joint Venture or Permitted Last Mile Delivery Vehicle is not prohibited so long as such license or amendment is on commercially reasonable terms as determined by the board of directors of Faraday and such board determination concludes that the action will not materially and adversely affect the right of such Obligor to receive payments under such current Obligor IP Agreement or in any manner that would materially impair, or reduce the value of, the Lien created pursuant to the Security Documents on such Intellectual Property owned by such Obligor; and provided, further that any purported transfer or license of any Obligor Intellectual Property in breach of this Section 7.2.16(c), shall be of no force or effect.”

W. Section 9.1 of the Agreement is amended to add a new Section 9.1.19 at the end thereof as follows:

“Ares Warrant. The Ares Warrant is not issued to Ares on the earlier to occur of (i) on or 15 days after the consummation of a Qualified SPAC Merger by the Public Company and (ii) August 11, 2021.”

X. Section 9.1 of the Agreement is amended to add a new Section 9.1.20 at the end thereof as follows:

“Other Warrants. Any warrants issuable in connection with the issuance of the First Out Notes, Intermediate Last Out Notes or Optional Notes are not issued when due pursuant to this Agreement.”

Y. Section 9.2(d)(ii) of the Agreement is amended to add “, the Intermediate Last Out Notes and the Priority Last Out Notes” immediately after “First Out Notes”.

Z. Section 10.7 of the Agreement is amended by restating the first sentence thereof in its entirety as follows:

“Purchasers hereby appoint BL Management, as Collateral Agent for the benefit of the Purchasers, as Secured Parties, pursuant to this Agreement, the Collateral Agency and Intercreditor Agreement and the other Security Documents; provided, that, upon the Payment in Full of the First Out Obligations, the assignment under Section 15.1 of the First Out Obligations from the BF FF Intermediate Purchaser and Ventures to Priority Last Out Notes Purchasers or, in the case of the FF Ventures First Out Obligations, the subordination pursuant to Section 15 of such First Out Obligations to the Priority Last Out Obligations, Ares (or an Affiliate thereof) shall succeed BL Management as Collateral Agent for the benefit of the Purchasers, as Secured Parties, pursuant to this Agreement, the Collateral Agency and Intercreditor Agreement and the other Security Documents.”

AA. Section 11.1.1(a) of the Agreement is amended and restated in its entirety as follows:

(a) In addition to any consents that may be required pursuant to Section 11.1.1(b), the consent (which consent shall not be unreasonably withheld or conditioned) of the Priority Last Out Purchasers Representative shall be required with respect to any of the following:

(i) Any modification, waiver, extension or amendment of this Agreement or any Note Document entered into after the Second Amendment Date that (A) in the aggregate would increase the maximum Obligations owed to the First Out Purchasers by more than $4,600,000 or (B) would permit the issuance of Priority Last Out Notes in an aggregate principal amount in excess of $85,000,000.

(ii) Any modification, waiver, extension or amendment of this Agreement or any Note Document that would (1) permit the incurrence of any Indebtedness (other than Indebtedness owed to another Obligor) that is not permitted to be incurred under the Note Documents as in effect on the Second Amendment Closing Date, unless such Indebtedness is subordinated to the Priority Last Out Obligations in a manner reasonably satisfactory to the Priority Last Out Purchasers (which subordination terms shall include that (A) such Indebtedness shall mature after the Maturity Date for the Priority Last Out Notes and (B) no cash payments shall be made on such Indebtedness other than customary and reasonable closing fees and expenses) or (2) permit the release of any Collateral or Guarantors (other than pursuant to a disposition or other transaction that is permitted under the Note Documents as in effect on the Second Amendment Closing Date) if the aggregate fair market value of the Collateral or the Guarantor that would be released (either directly or as a result of the release of a Guarantor) would exceed $10,000,000.

(iii) Any modification, waiver, extension or amendment of the Collateral Agency and Intercreditor Agreement that would be adverse to the First Out Purchasers or the Priority Last Out Purchasers; provided that nothing herein shall limit the ability of the Majority Purchaser to provide directions to the Collateral Agent in accordance with the terms of this Agreement as in effect on the Second Amendment Date.

(iv) Any modification, waiver, extension or amendment of Sections 2.1.1(d), 3.6, 3.7, 9.2(d) (with respect to provisions governing the default rate), 11.2, 11.3, 11.6. of this Agreement that would be adverse to the Priority Last Out Purchasers.

(v) Any modification, waiver, extension or amendment of any of the terms expressly set forth in the Second Amendment (including, for further certainty, Sections 7.1.17 and 9.1.19 of this Agreement).

BB. Section 11.3(a) and Section 11.3(g) are each amended to change each reference to “Collateral Agent” to “Collateral Agent and each Priority Last Out Purchaser”.

CC. Section 11.3 of the Agreement is amended to add a new clause (i) at the end thereof as follows:

“If an Event of Default occurs under Section 9.1.18, the Issuers will jointly and severally indemnify Ares for all losses (including loss of anticipated profits), claims, damages and related expenses incurred by Ares as a result of such failure to deliver the Ares Warrant.”

DD. Section 11.3 of the Agreement is amended to add a new clause (h) at the end thereof as follows:

“If an Event of Default occurs under Section 9.1.20, the Issuers will jointly and severally indemnify the FF Ventures First Out Purchasers and the FF Ventures Intermediate Last Out Purchasers for all losses (including loss of anticipated profits), claims, damages and related expenses incurred by FF Ventures First Out Purchasers and the FF Ventures Intermediate Last Out Purchasers as a result of such failure to deliver any warrants issuable in connection with the issuance of the First Out Notes, Intermediate Last Out Notes or Optional Notes.”

EE. The Agreement is modified to add the following Section 15:

SECTION 15. BUY-OUT OPTION.

15.1 Buy-Out Option – Priority Last Out Note Holders. Each holder of a Priority Last Out Note on the Second Amendment Date (an “Initial Priority Last Out Note Holder”), for itself and its Affiliates and Approved Funds (the Affiliates and Approved Funds of any Initial Priority Last Out Note Holder, collectively, the “Initial Priority Last Out Note Holder Affiliates” and, together with the Initial Priority Last Out Note Holders, each, individually, a “Priority Last Out Note Holder” and, collectively, the “Priority Last Out Note Holders”), and each First Out Purchaser hereby agree that:

(a)	The First Out Purchasers shall provide the Priority Last Out Purchasers Representative ten (10) Business Days prior written notice before entering into any amendment, waiver or other modification of this Agreement (including, for the avoidance of doubt, any consent to any Permitted Joint Venture pursuant to clause (z)(A) of the definition thereof).

(b)	Upon the occurrence of a Priority Last Out Triggering Event, and for thirty (30) days thereafter during which such Priority Last Out Triggering Event is continuing, each Priority Last Out Note Holder shall have the right, exercisable by giving a written notice (a “Priority Last Out Committed Buy-Out Notice”; it being understood that no Priority Last Out Note Holder has any obligation to send a Priority Last Out Committed Buy-Out Notice) in the manner set forth in Section 11.9 of this Agreement to BL FF Fundco, LLC, and Ventures (together, the “First Out Purchasers Representatives”) with a copy to the Notes Agent (each Priority Last Out Note Holder who gives such a notice, a “Committed Priority Last Out Note Holder”) to acquire (if more than one Committed Priority Last Out Note Holder, ratably in proportion to their respective pro rata shares of the outstanding principal amount of Priority Last Out Notes (calculated without giving effect to the pro rata shares held by Priority Last Out Note Holders who are not Committed Priority Last Out Note Holders) or as otherwise agreed to by the Priority Committed Last Out Note Holders) on or before the date that is thirty (30) days after the date of receipt by each First Out Purchasers Representative of such Priority Last Out Committed Buy-Out Notice, from the First Out Purchasers all (but not less than all, except in respect of the FF Ventures First Out Obligations, if Ventures elects to subordinate all (but not less than all) FF Ventures First Out Obligations to the Priority Last Out Obligations as set forth below) of the right, title, and interest of such holders in and to the First Out Obligations and the Note Documents related to the First Out Obligations (including, without limitation, their interest in the First Out Notes but excluding any Optional Notes, Intermediate Last Out Notes and any warrants issued in connection with the issuance of the First Out Notes, Intermediate Last Out Notes or Optional Notes).

(c)	Upon the receipt by each First Out Purchasers Representative of the Priority Last Out Committed Buy-Out Notice, the Committed Priority Last Out Note Holders irrevocably shall be committed to acquire from the First Out Purchasers on the date specified by such Priority Last Out Note Holders in the Priority Last Out Committed Buy-Out Notice (which date shall be within thirty (30) days after receipt by each First Out Purchasers Representative of the Priority Last Out Committed Buy-Out Notice) all (but not less than all, except in respect of the FF Ventures First Out Obligations, if a Ventures First Out Purchaser elects to subordinate all (but not less than all) FF Ventures First Out Obligations to the Priority Last Out Obligations as set forth below) of the right, title, and interest of the First Out Purchasers in and to the First Out Obligations and the Note Documents related to the First Out Obligations (including, without limitation, their interest in the First Out Notes, but excluding any Optional Notes, Intermediate Last Out Notes and any warrants issued in connection with the issuance of the First Out Notes, Intermediate Last Out Notes or Optional Notes) by paying to each applicable First Out Purchaser, in cash, a purchase price equal to 100% of the outstanding balance with respect to the First Out Notes (but not, for the avoidance of doubt, any Optional Notes, Intermediate Last Out Notes or the FF Ventures First Out Obligations if Ventures elects to subordinate all (but not less than all) FF Ventures First Out Obligations to the Priority Last Out Obligations as set forth below), including, without limitation, principal, interest accrued and unpaid thereon, and any unpaid fees (including any Contingent Value Right Payment, calculated without regard to any Conversion Right as if such purchase were a repayment of the First Out Notes occurring on the date set forth in clause (a)(i) of the definition of “Maturity Date”), to the extent earned or due and payable in accordance with the Note Documents (other than, for the avoidance of doubt, any warrants issued in connection with the issuance of the First Out Notes and provided further that any Contingent Value Right Payment shall be deemed earned and due and payable) and, solely in the case of FF Ventures First Out Notes if Ventures does not elect to subordinate all (but not less than all) FF Ventures First Out Obligations to the Priority Last Out Obligations as set forth below, a premium equal to the greater of (x) 50% of the aggregate principal amount of FF Ventures First Out Notes so purchased by the Committed Priority Last Out Note Holders and (y) the value of the SPAC Conversion Shares into which the FF Ventures First Out Notes would have been convertible if the Qualified SPAC Merger had ocurred on the date specified in the Priority Last Out Committed Buy-Out Notice based on the dollar volume-weighted average price for the SPAC Conversion Shares on the Nasdaq during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average), or if not available on Bloomberg, as reported by Morningstar for the five trading days prior to the date specified in the Priority Last Out Committed Buy-Out Notice (such amounts, together with any fees paid or expenses reimbursed pursuant to the succeeding clause (d), the “Priority Last Out Purchase Price”), whereupon the First Out Purchasers shall assign to the Committed Priority Last Out Note Holders, their right, title, and interest with respect to the First Out Obligations and the Note Documents related to the First Out Obligations (but not (x) any conversion premium in respect of the First Out Notes pursuant to Section 4.3.3(c) which conversion right shall be memorialized in a manner reasonably acceptable to the applicable FF Ventures First Out Purchaser, the Committed Priority Last Out Note Holder and the Issuers and (y) any warrants issued in connection with the issuance of the First Out Notes, Intermediate Last Out Notes or Optional Notes which, in each case, shall be retained by the applicable First Out Purchasers) pursuant to an Assignment Agreement and Section 11.2.1 of the Financing Agreement without any representation, recourse or warranty of any kind except as set forth in the form of Assignment Agreement attached as Exhibit A hereto.

(d)	The assignment by the First Out Purchasers of their right, title, and interest with respect to the First Out Obligations and the Note Documents shall be at no expense to the Priority Last Out Notes Holders other than (i) the payment of the Priority Last Out Purchase Price and any out-of-pocket expenses of the Priority Last Out Note Holders in respect of attorneys fees and expenses of the Priority Last Out Note Holders, (ii) the reimbursement by the Committed Priority Last Out Note Holders of the reasonable out- of-pocket expenses of the First Out Purchasers (including without limitation the reasonable and documented attorneys’ fees and expenses of one counsel to each of the BL First Out Purchasers and FF Ventures First Out Purchasers in connection with documenting and effecting such assignment and the related delivery to the Priority Last Out Note Holders of the applicable original Note Documents and applicable Collateral, if any, in the possession of the First Out Purchasers), (iii) the payment to the Notes Agent required under Section 11.2.1(e) and reasonable and documented fees and expenses of the Notes Agent in connection with documenting and effectuating the assignments (including reasonable and documented legal fees and expenses of counsel), and (iv) any payment contemplated by clause (d) below. In connection with such assignment, the First Out Purchasers shall deliver to the Priority Last Out Note Holders any applicable original Note Documents and any applicable Collateral in their possession and shall execute such other customary documents, instruments, and agreements reasonably necessary to effect such assignment, whereupon the First Out Purchasers shall be relieved from any further duties, obligations, or liabilities to the Priority Last Out Note Holders pursuant to this Agreement.

(e)	Anything contained in this Section 15.1 to the contrary notwithstanding, the First Out Purchasers shall retain all indemnification rights under the Note Documents for actions or other matters arising on or prior to the date of any purchase pursuant to this Section 15.1 and any Obligations arising from such rights shall at all times retain the priority of repayment set forth in this Agreement and the other Note Documents.

(f)	Anything in this Agreement to the contrary notwithstanding, if the Notes Agent has received a Priority Last Out Committed Buy-Out Notice from the Committed Priority Last Out Note Holders pursuant to Section 15.1(a), the Notes Agent shall not, and each Note holder party hereto agrees that the Notes Agent shall not be obligated to, commence any exercise of remedies during the thirty (30) day period following the Notes Agent’s receipt of the Priority Last Out Committed Buy-Out Notice as referenced in Section 15.1(a).

(g)	Within five (5) Business Days of their receipt of the Priority Last Out Committed Buy- Out Notice, the FF Ventures First Out Purchasers may elect, instead of selling all FF Ventures First Out Obligations to the Committed Priority Last Out Note Holders, to subordinate all FF Ventures First Out Obligations to the Priority Last Out Notes, it being agreed that any such election by the FF Ventures First Out Purchasers shall be subject to the condition that each of this Agreement, the other applicable Notes Documents and the Collateral Agency and the Intercreditor Agreement, as applicable, have been amended in a manner reasonably satisfactory to the Priority Last Out Note Holders to provide for the subordination of such FF Ventures First Out Obligations to the Priority Last Out Obligations on terms no worse than the Last Out Obligations are subordinated to the Priority Last Out Obligations.

(h)	For purposes hereof, “Priority Last Out Triggering Event” means (i) the occurrence and continuance for a period of at least ten (10) Business Days of a Fundamental Event of Default; provided that a Priority Last Out Triggering Event shall not occur under this clause (i) prior to May 1, 2021, (ii) the Required Equity Transactions are not consummated prior to July 27, 2021, or (iii) the Issuers and any group of First Out Purchasers then constituting the Majority Purchasers (or any other group of First Out Purchasers sufficient to amend, waive or otherwise modify this Agreement) provide notice to the Priority Last Out Note Holders pursuant to Section 15.1(a) of (x) a prospective amendment, waiver or other modification of Section 7.2 or Section 9.2(d) of this Agreement that is adverse to the Priority Last Out Note Holders, (y) a prospective amendment, waiver or other modification of any Fundamental Event of Default, or (z) a prospective consent to any Permitted Joint Venture pursuant to clause (z)(A) of the definition thereof, and in each case of the foregoing such amendment, waiver or other modification is not consented to in writing by the Priority Last Out Note Holders.

(i)	Upon the consummation of any sale of First Out Obligations to Priority Last Out Purchasers pursuant to this Section 15, all amounts included in any Priority Last Out Purchase Price paid by Priority Last Out Purchasers (other than any amounts which are converted into equity interest, but, for the avoidance of doubt, including all principal, interest, fees, premium and fees and expenses paid or reimbursed pursuant to Section 15.1(d)) shall be treated as Priority Last Out Obligations for all purposes under this Agreement (rather than First Out Obligations), including, without limitation, that (i) such amounts shall be subject to the payment priorities set forth in this Agreement, including, without limitation, as set forth in Section 4.3.2, 4.4.2 and 4.6, (ii) such amounts shall be deemed principal and shall incur interest as set forth for Priority Last Out Notes under Section 4.2.2 (in lieu of interest otherwise payable on such First Out Obligations) and (iii) repayment of such amounts shall be subject to the Payment Premium for payment of Priority Last Out Notes as set forth in Section 4.2.1 (in lieu of any premium otherwise payable on such First Out Obligations).

(j)	After consummation of any sale of First Out Obligations to Priority Last Out Purchasers pursuant to this Section 15 and if such First Out Obligations shall be convertible to equity interests by their terms, at any time prior to any such conversion, the Issuers (or any of their designees) shall have the right, exercisable by giving a written notice to the applicable Priority Last Out Purchasers, to acquire from the Priority Last Out Purchasers all the right, title, and interest of such holders in and to such First Out Obligations and the Note Documents related thereto (including, without limitation, their interest in the First Out Notes related thereto) by paying to each applicable Priority Last Out Purchaser, in cash, a purchase price equal to 100% of the Priority Last Out Purchase Price paid by Priority Last Out Purchasers in respect of such First Out Obligations, together with (x) all interest accrued and unpaid thereon under Section 4.2.2 and (y) any Payment Premium earned or due and payable under Section 4.2.1, in each case, as set forth in clause (i) above. In the event the Issuers do not exercise their rights to acquire such First Out Obligations pursuant to this clause (j), then immediately prior to the time such First Out Obligations would otherwise convert to equity interests, such equity conversion shall be deemed removed in its entirety from the terms applicable to such First Out Obligations and such First Out Obligations shall continue thereafter as obligations of the Issuers, in accordance with and subject to the terms of the Note Documents applicable thereto (including, for the avoidance of doubt, clause (i) above, but shall not include any equity conversion right or requirement).

FF. The Exhibit list in the Agreement is modified to add “Exhibit C-6 Form of Priority Last Out Note”, “Exhibit C-7 Form of BL FF Intermediate Last Out Note”, “Exhibit C-8 Form of FF Ventures Intermediate Last Out Note”, and “Exhibit G Form of Ares Warrant”.

GG. Exhibit C-4 is hereby amended to delete footnote 1 thereto and replace it with the following:

“18 months from the date of issuance of the applicable Note”

HH. Exhibit D Schedule of Purchasers is hereby amended to reflect the Subsequent Closing on the Second Amendment Date.

II. Exhibit E Outstanding Principal Amount of Obligations is amended to reflect the Subsequent Closing on the Second Amendment Date.

JJ. Schedule 1A (Foreign Subsidiaries), Schedule 1B (Guarantors), Schedule 6.1.4 (Capital Structure), Schedule 6.1.5 (Title of Properties), Schedule 6.1.10(a)(i) (Registered Owned Intellectual Property), Schedule 6.1.10(d), Schedule 6.1.14 (Litigation), Schedule 6.1.19 (Insurance), Schedule 6.1.26 (Affiliate Transactions), Schedule 6.1.27 (Status of Holdings and U.S. Holdings), Schedule 7.2.3 (Indebtedness), Schedule 7.2.5 (Liens), Schedule 7.2.10 (Permitted Equity Issuance), and Schedule 11.9 (Notices) are amended as reflected in the Second Amendment to Second Amended and Restated Note Purchase Agreement Schedule Updates dated as of the date hereof.

Section 2. Separate Classification. In addition to Section 9.8 (Separate Classification), of the Collateral Agency and Intercreditor Agreement, the Obligors and Purchasers acknowledge and agree that because of, among other things, their differing rights in the Collateral and payment priority, the First Out Senior Notes, the First Out Subordinated Notes, the Priority Last Out Notes, Intermediate Last Out Notes and the Last Out Notes are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding notwithstanding the fact that the First Out Senior Notes, the First Out Subordinated Notes, the Priority Last Out Notes, Intermediate Last Out Notes and the Last Out Notes are secured by a single, common, indivisible Lien on the Collateral.

Section 3. Conditions to Effectiveness.

(A)	The obligations of the Priority Last Out Purchasers to purchase the initial Priority Last Out Notes, and the effectiveness of the amendments to the Agreement set forth in Section 1 of this Amendment, are subject solely to the satisfaction of the following conditions:

(a)	after giving effect to this Amendment, the satisfaction or waiver in accordance with the Agreement of all conditions precedent set forth in Section 8.1 of the Agreement;

(b)	the Notes Agent shall have received executed copies of this Amendment from the Issuers and all of the Purchasers required to execute and deliver this Amendment pursuant to the terms of the Agreement;

(c)	the Issuers shall have executed and delivered to the Priority Last Out Purchasers Priority Last Out Notes in an aggregate principal amount of $55,000,000;

(d)	the Notes Agent shall have received executed copies of Amendment No. 6 to Trade Receivables Repayment Agreement dated as of the Second Amendment Date from Issuers and Vendor Trustee;

(e)	the Notes Agent shall have received a certificate, signed by a Senior Officer of Borrower Representative, on behalf of all Obligors, on the Second Amendment Date stating that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in the Agreement and in any other Note Document are true and correct in all material respects as of the Second Amendment Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects; and (iii) all conditions precedent to the Subsequent Closing have been satisfied (or waived in accordance with the Agreement);

(f)	the Notes Agent shall have received a certificate of an authorized officer of each Obligor, dated as of the Second Amendment Date, certifying the resolutions of the governing body of such Obligor adopting and approving this Amendment, any related documents and the transactions contemplated thereby, the good standing of such Obligor in its jurisdiction or organization, the organizational documents of such Obligor and the signatures of such Obligor’s authorized officers and/or directors (as applicable);

(g)	the Priority Last Out Purchasers and First Out Purchasers shall have received a written opinion of the Issuers’ counsel reasonably acceptable to the Priority Last Out Purchasers and First Out Purchasers confirming due organization of each of the Obligors organized in the United States, due authorization and enforceability of the Amendment and all other Note Documents, no governmental approvals and no conflicts to consummate the transactions contemplated thereby, continuing perfection of the Secured Parties’ security interests in the Collateral, and such other matters as the Priority Last Out Purchasers may reasonably request; and

(h)	the remittance of all agreed deductions pursuant to, and in accordance with, the Deduction Memorandum;

(i)	delivery of completed perfection certificate and KYC information and documentation, in each case reasonably satisfactory to the Last Out Purchasers;

(j)	the payment of all fees and expenses due and payable on the Second Amendment Date pursuant to any Note Document; and

(k)	the Notes Agent has received a W-8/W-9 and wire instructions from the Priority Last Out Purchasers.

Section 4. Waiver. Certain Defaults have occurred under Section 9.1.4 of the Agreement as a result of the change in the name of Faraday Future LLC to FF Sales Americas, LLC on January 26, 2021. Specifically, Defaults exists under Section 9.1.4 relating to changes in names of legal entities (such Defaults, the “Specified Defaults”). The Purchasers hereby direct the Notes Agent to waive such Specified Defaults effective as of the date hereof and the Notes Agent by its execution hereof does so waive such Specified Defaults effective as of the date hereof; provided, however, that such waiver shall only apply to the Specified Defaults, and any other Defaults, whether now existing or hereafter occurring, shall not be subject to or receive the benefit of such waiver. The parties hereto agree that the foregoing does not establish a custom or course of dealing among the Notes Agent, the Purchasers, the Issuers or any other Person.

Section 5. Release. Each Obligor (collectively, the “Releasing Parties”) hereby absolutely and unconditionally releases and forever discharges the Notes Agent, the Collateral Agent and the Purchasers, and their respective successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Agreement, and any other Note Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, other than, in each instance, as determined by a court of competent jurisdiction by final and non-appealable judgment to have results from the gross negligence or willful misconduct of such Released Party. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasing Party hereby confirms that the foregoing waiver and release is an informed waiver and release and is being freely given.

Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release. If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation; provided that, this sentence shall not apply to claims, demands or causes of action asserted by a Releasing Party against a Released Party to the extent, in each instance, determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from to the gross negligence or willful misconduct of such Released Party.

Section 6. Reaffirmation. Each Issuer confirms that, after giving effect to this Amendment, the Agreement (as amended hereby) continues in full force and effect and is the legal, valid, and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 7. Entire Agreement. This Amendment embodies the entire understanding and agreement among the parties hereto with respect to the subject matter hereof thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

Section 8. Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured or dictated such provision.

Section 9. Time of Essence. Time is of the essence for this Amendment.

Section 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered be deemed to be an original, and all of which counterparts taken together shall constitute a single binding agreement. Counterparts to this Amendment may be delivered in electronic form (including email, Portable Document Format (PDF) File or facsimile). Each of the parties agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to Notes Agent) appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Amendment and such other documents may be made by facsimile, email or other electronic transmission.

Section 11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns permitted under Section

11.6 of the Agreement. Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and by the Agreement) any legal or equitable right, remedy or claim under or by reason of this Amendment.

Section 12. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited, invalid, illegal or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof, and the prohibition, invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not prohibit or invalidate, or deem illegal or unenforceable, such provision in any other jurisdiction.

Section 13. Governing Law; Consent to Forum. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

Section 14. The Notes Agent. The Majority Purchasers and each Purchaser party hereto hereby directs the Notes Agent (i) to execute and enter into this Amendment and (ii) to execute and deliver the written consent to Amendment No. 5 to the Trade Receivables Repayment Agreement dated as of February 26, 2021 and Amendment No. 6 to the Trade Receivables Repayment Agreement dated as of March 1, 2021.

Section 15. Tax Treatment. Solely for U.S. federal income tax purposes, FF Intelligent and Ares agree that, for purposes of Treasury Regulations Section 1.1273-2(h): (i) the Priority Last Out Notes and the Ares Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended; (ii) the aggregate “issue price” of (A) the Ares Warrant and (B) the Priority Last Out Notes, is equal to 100% of the principal amount of the Priority Last Out Notes outstanding as of the date hereof; and (iii) the aggregate fair market value on the date hereof of the Ares Warrant is $3,993,046.70. FF Intelligent and Ares agree to use the foregoing pricing and valuation for U.S. federal income tax purposes with respect to the transactions contemplated by this Agreement (unless otherwise required by change in law, a final determination by the Internal Revenue Service or a court of competent jurisdiction).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

ISSUERS:

FARADAY&FUTURE INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

FF INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

GUARANTORS:

EAGLE PROP HOLDCO LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FF SALES AMERICAS, LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FF EQUIPMENT LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FF HONG KONG HOLDING LIMITED

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Director

FF MANUFACTURING LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Director and Vice President

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Director and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
as Notes Agent

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

BIRCH LAKE FUND MANAGEMENT, LP,
as Collateral Agent

By:	/s/ Jack Butler
Name:	Jack Butler
Title:	Chief Executive Officer and Authorized Representative

BL FF FUNDCO, LLC, as a Purchaser

By:	/s/ Jack Butler
Name:	Jack Butler
Title	Chief Executive Officer and Authorized Representative

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

FF VENTURES SPV IX LLC, as a Purchaser

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Partner

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

FF VENTURAS SPV X LLC, as a Purchaser

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Partner

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

CHUI TIN MOK,
as a Purchaser

By:	/s/ Tin Mok
Name:	Tin Mok
Title:

ROYOD LLC,
as a Purchaser

By:	/s/ Shuyan Yang
Name:	Shuyan Yang
Title:	CEO

BLITZ TECHNOLOGY HONG KONG CO.
LIMITED, as a Purchaser

By:	/s/ Liping Liu
Name:	Liping Liu
Title:	Director

EVER TRUST TECH LLC, as a Purchaser

By:	/s/ Leutian Sun
Name:	Luetian Sun
Title:	President

WARM TIME INC., as a Purchaser

By:	/s/ Yu Xie
Name:	Yu Xie
Title:	President

[Signature Page to Second Amendment to Second Amended and Restated Note Purchase Agreement]

ARES CAPITAL CORPORATION, as a
Purchaser

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized signatory

ARES CENTRE STREET PARTNERSHIP,
L.P., as a Purchaser
By: Ares Centre Street GP, Inc., as general partner

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized signatory

Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi- Series Fund, L.P., as a Purchaser
By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized signatory

Ares Direct Finance I LP, as a Purchaser By: Ares Capital Management LLC, its investment manager

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized signatory

[Signature Page to Second Amendment to Second A&R NPA]

EXHIBIT C-6

FORM OF PRIORITY LAST OUT NOTE

THIS PRIORITY LAST OUT NOTE AND SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR (OTHER THAN FOR A TRANSFER TO AN AFFILIATE) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER, OR IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF, SUCH ACT.

THIS PRIORITY LAST OUT NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019 (AS AMENDED BY THAT CERTAIN AMENDMENT NO. 1 TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF JANUARY 28, 2020, AND AS FURTHER AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. FURTHERMORE, ANY OBLIGATIONS OWING HEREUNDER BY THE COMPANIES (AS DEFINED HEREIN) SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN) TO THE PRIOR PAYMENT IN FULL OF THE FIRST OUT NOTES (AS DEFINED IN THE AGREEMENT (AS DEFINED HEREIN)).

PRIORITY LAST OUT SECURED PROMISSORY NOTE

(THIS “PRIORITY LAST OUT NOTE”)

Up to $[ ]	Date: March 1, 2021

FOR VALUE RECEIVED, the undersigned (the “Companies” or each individually a “Company”), hereby absolutely and unconditionally promises to pay to the order of [ ], a [ ] (the “Purchaser”), in lawful money of the United States of America, the principal sum of up to [ ] ($[ ]), in accordance with Section 4 of this Priority Last Out Note and Schedule 1 attached to this Priority Last Out Note (the “Principal Amount”), pursuant to the Amended and Restated Note Purchase Agreement, dated as of October 31, 2019 (as amended by that certain Amendment No. 1 to Amended and Restated Note Purchase Agreement, dated as of January 28, 2020, that certain Amendment No. 2 to Amended and Restated Note Purchase Agreement, dated as of June 24, 2020, that certain Joinder and Amendment to the Amended and Restated Note Purchase Agreement dated as of September 9, 2020, that certain Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020, that certain First Amendment and Waiver to Second Amended and Restated Note Purchase Agreement dated as of January 13, 2021, that certain Second Amendment to Second Amended and Restated Noted Purchase Agreement dated as of March 1, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”), as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Companies, and the GUARANTORS party to the Agreement, together with interest from the date of this Priority Last Out Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, upon the terms and conditions specified below and in the Agreement. This Priority Last Out Note is one of a series of Priority Last Out Notes (as defined in the Agreement). The full consideration paid to the Companies for this Priority Last Out Note shall be $[ ] of Consideration, due to a 4% original issuance discount on the amount of this Priority Last Out Note and the amount of the Priority Last Out Note committed to be purchased by the Purchaser on the Second PLON Closing (the “OID”) applied against the Principal Amount.

1. INTEREST; PAYMENTS. The Companies shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this Priority Last Out Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Companies shall pay all such accrued interest, at the times and at the rates provided in the Agreement.

2. NOTE PURCHASE AGREEMENT. This Priority Last Out Note has been issued by the Companies in accordance with the terms of the Agreement and the Obligations hereunder constitute Priority Last Out Obligations. This Priority Last Out Note evidences borrowings under and is subject to the terms of the Agreement and is secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Companies contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

3. PREPAYMENT. Prior to the Maturity Date, the Companies may not prepay this Priority Last Out Note except as expressly permitted under the Agreement.

4. LOAN ACCOUNT. The Companies irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this Priority Last Out Note, an appropriate notation on a grid attached to this Priority Last Out Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable Consideration or (as the case may be) the receipt of such payment. The outstanding amount of the Consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any Consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Companies hereunder or under the Agreement to make payments of principal of and interest on this Priority Last Out Note as and when due. The Notes Agent shall have no responsibility or liability in respect of the contents of Schedule 1 or any notation thereon.

5. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this Priority Last Out Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this Priority Last Out Note, as provided in the Agreement. The Companies and every endorser and guarantor of this Priority Last Out Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Priority Last Out Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

6. TRANSFER. No transfer or other disposition of this Priority Last Out Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

7. SEVERABILITY. If any provision of this Priority Last Out Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Priority Last Out Note shall not in any way be affected or impaired thereby and this Priority Last Out Note shall nevertheless be binding between the Companies and Purchaser.

8. BINDING EFFECT. This Priority Last Out Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

9. NO RIGHTS AS STOCKHOLDER. This Priority Last Out Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Company.

10. HEADINGS AND GOVERNING LAW. The descriptive headings in this Priority Last Out Note are inserted for convenience only and do not constitute a part of this Priority Last Out Note. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Priority Last Out Note, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

*****

THIS PRIORITY LAST OUT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

FF INC.

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

SCHEDULE 1

Loans and Payments

Date of Loan	Amount of Loan		Amount of Principal Repaid	Unpaid Principal Amount of Note		Name of Person Making the Notation
March 1, 2021	$	[ ]	$0	$	[ ]	Jiawei Wang

EXHIBIT C-7

FORM OF BL INTERMEDIATE LAST OUT NOTE

THIS INTERMEDIATE LAST OUT NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. FURTHERMORE, ANY OBLIGATIONS OWING HEREUNDER BY THE ISSUERS SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE AGREEMENT, TO THE PRIOR PAYMENT IN FULL OF THE FIRST OUT NOTES AND PRIORITY LAST OUT NOTES ISSUED PRIOR TO THE DATE HEREOF.

INTERMEDIATE LAST OUT NOTE (THIS “INTERMEDIATE LAST OUT NOTE”)

Up to $5,600,000	Date: ________, 2021

FOR VALUE RECEIVED, the undersigned (the “Issuers” or each individually an “Issuer”), hereby absolutely and unconditionally promises to pay to the order of BL FF FUNDCO, LLC, a Delaware limited liability company (the “Purchaser”), in lawful money of the United States of America, the principal sum of up to $5,600,000 in accordance with Section 6 of this Intermediate Last Out Note and Schedule 1 attached to this Intermediate Last Out Note (such amount the “Principal Amount”) pursuant to the Second Amended and Restated Note Purchase Agreement, dated as of October 9, 2020, as amended by that certain First Amendment to Second Amended and Restated Note Purchase Agreement dated January 13, 2021 and that certain Second Amendment to Second Amended and Restated Note Purchase Agreement dated March 1, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”), as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Issuers, and the GUARANTORS party to the Agreement, together with interest from the date of this Intermediate Last Out Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, including, without limitation, the Intermediate Contingent Value Rights Payment (as defined below), upon the terms and conditions specified below and in the Agreement. This Intermediate Last Out Note is one of a series of Intermediate Last Out Notes issued pursuant to the Agreement. Capitalized terms not defined herein, including on the attached Schedule of Defined Terms attached to this Intermediate Last Out Note as Schedule 2, shall have the meaning set forth in the Agreement.

INTEREST; PAYMENTS. The Issuers shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this Intermediate Last Out Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding from the date hereof through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Issuers shall pay all such accrued interest, at the times and rates provided in the Agreement, with all accrued and unpaid interest due on the Maturity Date, or such earlier date this Intermediate Last Out Note becomes due and payable.

CONTINGENT VALUE RIGHTS. The Issuers promise to pay the Intermediate Contingent Value Rights Payment to Purchasers. The Issuers shall pay the CVR Amount plus unpaid interest earned thereon in cash on the Maturity Date, subject to the Conversion Right. Commencing on the date of the occurrence of a Fundamental Transaction, interest will accrue on the CVR Amount at the interest rate applicable to Intermediate Last Out Obligations, and the Issuers shall pay all such accrued interest in cash on the Maturity Date.

CONVERSION RIGHT. Upon consummation of a Qualified SPAC Merger, the Issuer Representative may require that Purchaser convert fifty percent (50%) of the CVR Amount (the “Conversion Amount”) into Equity Interests of the surviving public entity (the “Conversion Right”) in which case, Issuers’ requirement to pay cash for the CVRs shall be reduced to fifty (50%) of the CVR Amount otherwise payable; provided that the Conversion Amount shall convert into common Equity Interests of the surviving public entity at the Conversion Price; provided further that if Issuer Representative exercises such option, the equity received by the Purchaser must be registered under the Securities Act in the registration statement filed with the Securities and Exchange Commission in connection with the Qualified SPAC Merger but in all cases such equity shall be subject to the least restrictive lock-up restrictions applicable in the Qualified SPAC Merger and must be delivered by the Maturity Date. For avoidance of doubt, if any equity issued in connection with the Qualified SPAC Merger is not subject to any lock-up restrictions, then the equity received by Purchaser shall be freely tradable and not subject to any lock-up restrictions.

NOTE PURCHASE AGREEMENT. This Intermediate Last Out Note has been issued by the Issuers in accordance with the terms of the Agreement and the Obligations hereunder, including, without limitation, the Intermediate Contingent Value Rights Payment, constitute Intermediate Last Out Obligations. This Intermediate Last Out Note evidences borrowings under and is subject to the terms of the Agreement and all Intermediate Last Out Obligations are secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Issuers contained therein, and any Purchaser may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

PREPAYMENT. Prior to the Maturity Date, the Issuers may not prepay this Intermediate Last Out Note except as expressly permitted under Section 4.3.2 of the Agreement.

LOAN ACCOUNT. The Issuers irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this Intermediate Last Out Note, an appropriate notation on a grid attached to this Intermediate Last Out Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable consideration or (as the case may be) the receipt of such payment. The outstanding amount of the consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Issuers hereunder or under the Agreement to make payments of principal of and interest on this Intermediate Last Out Note as and when due. The Notes Agent shall have no responsibility or liability in respect of the contents of Schedule 1 or any notation thereon.

DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this Intermediate Last Out Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this Intermediate Last Out Note, as provided in the Agreement. The Issuers and every endorser and guarantor of this Intermediate Last Out Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Intermediate Last Out Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

TRANSFER. No transfer or other disposition of this Intermediate Last Out Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

SEVERABILITY. If any provision of this Intermediate Last Out Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Intermediate Last Out Note shall not in any way be affected or impaired thereby and this Intermediate Last Out Note shall nevertheless be binding between the Issuers and Purchaser.

BINDING EFFECT. This Intermediate Last Out Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

NO RIGHTS AS STOCKHOLDER. This Intermediate Last Out Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Issuer.

HEADINGS AND GOVERNING LAW. The descriptive headings in this Intermediate Last Out Note are inserted for convenience only and do not constitute a part of this Intermediate Last Out Note. The validity, meaning and effect of this Intermediate Last Out Note shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

*****

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	President

FF INC.

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	President

Schedule 1

Loans and Payments

Date of Loan	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Amount of Loan	Name of Person Making Notation
	$5,000,000	$0	$5,600,000	Jiawei Wang

Schedule 2

Schedule of Defined Terms Intermediate Last Out Note

As used in the Intermediate Last Out Note, the following terms will have the following meanings:

“Conversion Price” – the lower of (a) the quotient obtained by dividing (i) the pre-money valuation ascribed to FF Intelligent in connection with the Qualified SPAC Merger by (ii) the Fully Diluted Capitalization and (b) the lowest effective net price per share of common shares paid for by any third party at the time of, or in connection with, the Qualified SPAC Merger (including the effective price per share taking into consideration the transfer of any founder shares to an investor).

“CVR Amount” – an amount equal to the original principal amount of this Intermediate Last Out Note issued by Issuers multiplied by the CVR Rate.

“CVR Rate” – if the Intermediate Last Out Notes are Paid in Full on or before (a) January 31, 2021, forty-two percent (42%), (b) February 28, 2021, forty-three (43%), (c) March 31, 2021, forty-four percent (44%), and (d) April 30, 2021, forty-five percent (45%). If the Intermediate Last Out Notes are not Paid in Full on or before April 30, 2021, the CVR Rate shall be forty-six percent (46%); provided, that if the Intermediate Last Out Notes are not Paid in Full on or before October 15, 2021, then the applicable forty-six percent (46%) CVR Rate shall be increased by an additional one percentage point (i.e. to forty- seven percent (47%)) and the CVR Rate shall be increase by an additional one percentage point every sixty days (60) after October 15, 2021, until the Intermediate Last Out Note is Paid in Full, up to a maximum of fifty-two percent (52%).

“Fundamental Transaction” – in one or a series of related transactions (a) the principal amount of the Intermediate Last Out Notes becomes due for any reason or any portion of the Intermediate Last Out Notes are refinanced, replaced, repaid, or discharged, (b) any Material Obligor, directly or indirectly, effects any sale of all or substantially all of its assets to a party that is not an Obligor or a subsidiary of an Obligor, (c) all or any substantial portion of the equity interests of a Material Obligor are, directly or indirectly, sold or otherwise transferred to or encumbered in favor of a third party (other than a Permitted Equity Issuance) or other transaction expressly permitted under the Second Tranche Loan Agreement, (d) any Material Obligor shall issue any debt or equity (other than a Permitted Equity Issuance, the Vendor Trust Debt, additional Notes issued at any Subsequent Closing, or as otherwise expressly permitted under the Second Tranche Loan Agreement), or (e) a merger, consolidation, restructuring, reorganization or other similar transaction involving a Material Obligor is consummated to a party that is not an Obligor or a subsidiary of an Obligor (including a Qualified SPAC Merger); provided that if an involuntary Insolvency or Liquidation Proceeding is commenced against an Obligor, a Fundamental Transaction shall be deemed to have occurred upon the earlier of the forty-fifth (45th) day after commencement of such proceeding if not dismissed prior to such date or the date of the entry of an order for relief under the Bankruptcy Code.

“Intermediate Contingent Value Rights Payment” or “CVRs” – the right of Purchaser to receive a cash payment in the principal CVR Amount plus interest.

“Material Obligor” – any Issuer and any other Obligor that (x) owns a material portion of the assets (including without limitation, any Intellectual Property) or (y) generates a material portion of the consolidated net income, in each case of the Obligors and their respective Subsidiaries, taken as a whole.

EXHIBIT C-8

FORM OF FF VENTURES INTERMEDIATE LAST OUT NOTE

THIS INTERMEDIATE LAST OUT NOTE AND SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR (OTHER THAN FOR A TRANSFER TO AN AFFILIATE) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER, OR IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF, SUCH ACT.

THIS INTERMEDIATE LAST OUT NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019 (AS AMENDED BY THAT CERTAIN AMENDMENT NO. 1 TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF JANUARY 28, 2020, AND AS FURTHER AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. FURTHERMORE, ANY OBLIGATIONS OWING HEREUNDER BY THE COMPANIES (AS DEFINED HEREIN) SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN) TO THE PRIOR PAYMENT IN FULL OF THE FIRST OUT NOTES AND PRIORITY LAST OUT NOTES (AS DEFINED IN THE AGREEMENT (AS DEFINED HEREIN)).

INTERMEDIATE LAST OUT PROMISSORY NOTE

(THIS “INTERMEDIATE LAST OUT NOTE”)

Up to $7,000,000.00	Date: __________, 2021

FOR VALUE RECEIVED, the undersigned (the “Companies” or each individually a “Company”), hereby absolutely and unconditionally promises to pay to the order of FF Venturas SPV X LLC, a Delaware limited liability company (the “Purchaser”), in lawful money of the United States of America, the principal sum of up to Seven Million Dollars ($7,000,000), in accordance with Section 5 of this Intermediate Last Out Note and Schedule 1 attached to this Intermediate Last Out Note (the “Principal Amount”), pursuant to the Amended and Restated Note Purchase Agreement, dated as of October 31, 2019 (as amended by that certain Amendment No. 1 to Amended and Restated Note Purchase Agreement, dated as of January 28, 2020, that certain Amendment No. 2 to Amended and Restated Note Purchase Agreement, dated as of June 24, 2020, that certain Joinder and Amendment to the Amended and Restated Note Purchase Agreement dated as of September 9, 2020, that certain Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020, that certain First Amendment and Waiver to Second Amended and Restated Note Purchase Agreement dated as of January 13, 2021, that certain Second Amendment to Second Amended and Restated Note Purchase Agreement dated as of March 1, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”), as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Companies, and the GUARANTORS party to the Agreement, together with interest from the date of this Intermediate Last Out Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, upon the terms and conditions specified below and in the Agreement. This Intermediate Last Out Note is one of a series of Intermediate Last Out Notes (as defined in the Agreement). The full consideration paid to the Companies for this Intermediate Last Out Note shall be up to $[______] of Consideration, due to a 8% original issuance discount on the amount issued under this Intermediate Last Out Note (the “OID”) applied against the Principal Amount, and such OID shall be applied in full at each funding under this Intermediate Last Out Note.

1. INTEREST; PAYMENTS. Subject to the provisions of Section 3 hereof relating to the conversion of this Intermediate Last Out Note, the Companies shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this Intermediate Last Out Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Companies shall pay all such accrued interest, at the times and at the rates provided in the Agreement.

2. NOTE PURCHASE AGREEMENT. This Intermediate Last Out Note has been issued by the Companies in accordance with the terms of the Agreement and the Obligations hereunder constitute Intermediate Last Out Obligations. This Intermediate Last Out Note evidences borrowings under and is subject to the terms of the Agreement and is secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Companies contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

3. CONVERSION. The unpaid Principal Amount and accrued interest thereon shall be payable and convertible in accordance with the terms of Section 4.3.3(c) of the Agreement.

4. PREPAYMENT. Prior to the Maturity Date, the Companies may not prepay this Intermediate Last Out Note except as expressly permitted under Section 4.3.2 of the Agreement.

5. LOAN ACCOUNT. The Companies irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this Intermediate Last Out Note, an appropriate notation on a grid attached to this Intermediate Last Out Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable Consideration or (as the case may be) the receipt of such payment. The outstanding amount of the Consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any Consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Companies hereunder or under the Agreement to make payments of principal of and interest on this Intermediate Last Out Note as and when due. The Notes Agent shall have no responsibility or liability in respect of the contents of Schedule 1 or any notation thereon.

6. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this Intermediate Last Out Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this Intermediate Last Out Note, as provided in the Agreement. The Companies and every endorser and guarantor of this Intermediate Last Out Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Intermediate Last Out Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

7. TRANSFER. No transfer or other disposition of this Intermediate Last Out Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

8. SEVERABILITY. If any provision of this Intermediate Last Out Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Intermediate Last Out Note shall not in any way be affected or impaired thereby and this Intermediate Last Out Note shall nevertheless be binding between the Companies and Purchaser.

9. BINDING EFFECT. This Intermediate Last Out Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

10. NO RIGHTS AS STOCKHOLDER. This Intermediate Last Out Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Company.

11. HEADINGS AND GOVERNING LAW. The descriptive headings in this Intermediate Last Out Note are inserted for convenience only and do not constitute a part of this Intermediate Last Out Note. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Intermediate Last Out Note, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

*****

THIS INTERMEDIATE LAST OUT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	President

FF INC.

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	President

SCHEDULE 1

Loans and Payments

Date of Loan	Amount of Loan		Amount of Principal Repaid	Unpaid Principal Amount of Note	Name of Person Making the Notation
[ ]	$	[ ]	$0	$7,000,000	Jiawei Wang

EXHIBIT D - SCHEDULE OF PURCHASERS

First Closing (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Royod LLC		$8,580,908
Chui Tin Mok		$1,650,000	*

Total		$10,303,791

*	Interest payable on this Note under the Agreement on the Maturity Date shall be reduced by $148,335 of prepaid interest.

Subsequent Closings (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Blitz Technology Hong Kong Co. Limited		$12,135,852.69
Blitz Technology Hong Kong Co. Limited		$3,400,000.00
Blitz Technology Hong Kong Co. Limited		$2,100,000.00
Ever Trust Tech LLC		$16,462,147.31
Warm Time Inc.		$900,000.00

Total		$34,998,000.00

Subsequent Closings (First Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
FF Ventures SPV IX LLC		$15,666,667.00
BL FF Fundco, LLC		$15,000,000.00
BL FF Fundco, LLC		$3,750,000	*
BL FF Fundco, LLC		$666,667.00
FF Venturas SPV X LLC		$7,500,000	**
FF Venturas SPV X LLC		$3,750,000	**
Total		$46,333,334

*	BL FF First Out Subordinated Note.

**	FF Ventures First Out Subordinated Note

Subsequent Closings (Priority Last Out Purchasers on the Second Amendment Date):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Ares Capital Corporation		$51,956,197.42
Ares Centre Street Partnership, L.P.		$1,310,294.12
Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P.		$1,086,449.64
Ares Direct Finance I LP		$647,058.82
Total		$55,000,000.00

EXHIBIT E

OUTSTANDING PRINCIPAL AMOUNT OF SECURED OBLIGATIONS1

Secured Obligation	Outstanding Principal Amount
BL FF First Out Senior Notes	$15,666,667
FF Ventures First Out Senior Note	$15,666,667
BL FF First Out Subordinated Notes	$3,750,000
FF Venturas First Out Subordinated Notes	$11,250,000
Priority Last Out Notes	$55,000,000
Last Out Notes	$45,228,908
Vendor Trust	$136,755,001
Total	$283,317,243

[1]	The amounts set forth on this Exhibit E reflect outstanding principal balances only, and in no way limit the amount of Secured Obligations or Obligations.

EXHIBIT G

ARES WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IF REQUESTED. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

[FARADAY FUTURE INTELLIGENT ELECTRIC INC]2,

STOCK WARRANT AGREEMENT

THIS STOCK WARRANT AGREEMENT (this “Agreement”), dated [             ], 2021 (the “Grant Date”), is by and between [FARADAY FUTURE INTELLIGENT ELECTRIC INC., a Delaware corporation] (the “Company”), and [            ] (together with its permitted assigns, the “Holder”).

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	Warrant.

Subject to the terms of this Agreement, the Company hereby grants to the Holder a warrant (this “Warrant”) to purchase [●]3 shares of the [Company’s Class A common stock] (as subject to adjustment hereunder, the “Warrant Shares”) for an exercise price equal to $[●]4 per share (as subject to adjustment hereunder, the “Exercise Price”). The Warrant shall be fully vested and exercisable at any time on or after the date hereof and, to the extent not previously fully exercised, shall terminate at the close of business on the sixth (6th) anniversary of the Grant Date.

2 Note to Form of Warrant: Form of warrant assumes the merger transaction will be consummated and warrant will be issued for the surviving public company. If the merger is not consummated (timely or at all) then the warrant will (if and as provided in the Note Purchase Agreement) be issued for FF Intelligent Mobility Global Holdings LTD. with such necessary or appropriate revisions as reasonably acceptable to or requested by the Holder, including delivery of financial information reasonably required for Holder’s internal compliance and reporting.

3 Note to Form of Warrant: To be equal to 20 bps of the Fully Diluted Capitalization of the post-closing Company (i.e. after taking into account the Merger and the PIPE).

4 Note to Form of Warrant: Exercise price to equal $10 per share (the price per share paid in the PIPE offering) or, if merger transaction is not consummated, based on an enterprise value to be mutually agreed but in no event greater that the enterprise value implied by the PIPE offering.

2.	Method of Exercise of Warrant.

The Warrant shall be exercisable, in whole or in part, at any time prior to the termination of this Warrant, by the delivery to the Secretary of the Company (or such other person as the Company’s Board of Directors (the “Board”) may designate from time to time to the Holder in writing) of:

●	a written notice (which may be in electronic form, including by PDF or e-mail) stating the number of Warrant Shares to be purchased pursuant to the Warrant; and

●	subject to the cashless exercise option specified below, payment in full for the Exercise Price of the Warrant Shares to be purchased in cash, check or by electronic funds transfer to the Company within two business days of such exercise.

The Holder may also elect to exercise the Warrant by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements):

●	notice and third party payment in such manner as may be authorized by the Board; or

●	if the Fair Market Value of each Warrant Share is greater than the Exercise Price, a “cashless exercise” resulting in the reduction of the number of Warrant Shares otherwise deliverable to the Holder (valued at their Fair Market Value on the exercise date) pursuant to the exercise of the Warrant based on Fair Market Value at the time of such exercise. If this Warrant remains unexercised in whole or in part at the expiration time set forth above and the Fair Market Value of each Warrant Share is greater than the Exercise Price, it shall without further action of the Holder be deemed exercised in full in a cashless exercise immediately prior to such expiration.

For purposes of this Agreement, “Fair Market Value” shall mean the average closing price (in regular trading) of a Warrant Share during the ten (10) trading days prior to exercise of this Warrant as reported on the composite tape for securities listed on The Nasdaq Stock Market or such other national securities exchange on which the Warrant Shares are listed or traded (the “Exchange”) for the date in question. If the Warrant Shares are not or no longer listed or are no longer actively traded on the Exchange as of the applicable date, the Fair Market Value of the Warrant Shares shall be the value (without minority or illiquidity discount) as reasonably determined by the Board in good faith; provided that if the Holder disagrees with the Board’s determination then the Holder shall state what it believes the Fair Market Value to be and the Company shall reasonably and in good faith select an independent appraiser reasonably acceptable to Holder, the fees and expenses of which shall be paid by the Holder or the Company based on which party’s proposed Fair Market Value is farthest from the determination of the appraiser (or shared equally if the appraiser’s Fair Market Value is the mean). If Warrant Shares are issued in such cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to the foregoing.

This Warrant shall be issued in electronic form and not in physical form. Notwithstanding anything to the contrary herein, the Holder shall not be required to physically surrender this Warrant to the Company. Partial exercises of this Warrant shall have the effect of lowering the outstanding number of Warrant Shares.

3.	Adjustments.

3.1 Dividend; Subdivision; Combination. If the Company, at any time while this Warrant is outstanding: (i) pays a dividend or otherwise makes a distribution on shares of its [Class A Common Stock] (the “Common Stock”) or any other capital stock of the Company payable in shares of Common Stock, or (ii) subdivides (including by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time while this Warrant is outstanding combines (including by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 3.1 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

3.2 Reorganization, Reclassification, Consolidation or Merger. Subject to the next paragraph in this Section 3.2, in the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company, (iii) consolidation or merger of the Company, (iv) sale of all or substantially all of the Company’s assets or (v) other similar transaction (other than any such transaction covered by Section 3.1), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, assets, cash or a combination thereof with respect to or in exchange for Common Stock, this Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, without further action of the Holder remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor entity or cash or a combination thereof resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise; and, in such case, appropriate adjustment (in form and substance reasonably satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 3.2, the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 3.2 with respect to this Warrant.

Notwithstanding anything to the contrary in the foregoing, in the event of a Change of Control (as defined below), this Warrant shall, immediately prior to such Change of Control, without further action of the Holder be deemed exercised in full in a cashless exercise (if the Fair Market Value of each Warrant Share is greater than the Exercise Price) or cancelled (if the Fair Market Value of each Warrant Share is equal to or less than the Exercise Price) and (if the Fair Market Value of each Warrant Share is greater than the Exercise Price) the shares of Common Stock issuable to the Holder upon such cashless exercise shall be exchanged for the kind and number of shares of stock or other securities or assets of the Company or of the successor entity or cash or a combination thereof resulting from such Change of Control. “Change of Control” means the acquisition of the Company by an unaffiliated third-party by means of any transaction to which the Company is a party (including by means of a merger, consolidation, recapitalization or reorganization and excluding the sale of stock for capital raising purposes) affecting the Common Stock, other than a transaction in which holders of the Common Stock (or other capital stock of the Company) outstanding immediately prior to such transaction retain immediately after such transaction, as a result of the Common Stock (or other capital stock of the Company) held by such holders immediately prior to such transaction, at least a majority of the total voting and economic power of the Company or such other surviving or resulting entity in such transaction; provided that for the avoidance of doubt FF Top Holding Ltd.’s obtaining voting control of the Company as a result of the change in the voting power of each share of Class B common stock of the Company following the occurrence of a Qualifying Equity Market Capitalization of the Company (as defined in the Company’s Second Amended and Restated Certificate of Incorporation, as amended) shall not constitute a Change of Control for purposes of this Warrant.

3.3 Subsequent Issuances. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.3 (in each case, after taking into consideration any prior adjustments pursuant to this Section 3.3), with any such adjustment automatically becoming effective without further action of any person required; provided, that there shall be no adjustment to the number of Warrant Shares acquirable upon exercise of the Warrant, as provided in this Section 3.3 (an “Adjustment”), unless and until such Adjustment, together with any previous Adjustments to the number of Warrant Shares so acquirable which would otherwise have resulted in an Adjustment were it not for this proviso, would require an increase or decrease of at least 1% of the total number of Warrant Shares so acquirable at the time of such Adjustment, in which event such Adjustment and all such previous Adjustments shall immediately occur.

(a) Adjustment to Exercise Price Upon Issuance of Common Stock. Except as provided in Section 3.3(c) and except in the case of an event described in either Section 3.1 or Section 3.2, if the Company shall, at any time or from time to time after the Grant Date, issue or sell, or in accordance with Section 3.3(d) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced to an Exercise Price as is computed using the following formula:

X = ( A x B + C ) ÷ ( A + D )

Where:

X = the reduced Exercise Price.

A = the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale).

B = the Exercise Price then in effect immediately prior to such issuance or sale (or deemed issuance or sale).

C = the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale).

D = the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b) Adjustment to Number of Warrant Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 3.3(a), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares as is computed using the following formula:

X’ = X ( Y ÷ Y’ )

Where:

X’ = the adjusted total number of Warrant Shares issuable upon exercise of the Warrant immediately following the adjustment of the Exercise Price.

X = the total number of Warrant Shares previously issuable upon exercise of the Warrant immediately prior to the adjustment of the Exercise Price.

Y = the Exercise Price immediately prior to the adjustment. Y’ = the adjusted Exercise Price pursuant to Section 3.3(a).

(c) Exceptions to Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(d) Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 3.3(a) hereof, the following shall be applicable:

(i) Issuance of Options. If the Company shall, at any time or from time to time after the Grant Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 3.3(d)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 3.3(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 3.3(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 3.3(d)(iii), no further adjustment of the Exercise Price of Warrant Shares shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Grant Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 3.3(d)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 3.3(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 3.3(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 3.3(d)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 3.3(d).

(iii) Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 3.3(d)(i) or Section 3.3(d)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 3.3(d)(i) or Section 3.3(d)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 3.3(d)(i) or Section 3.3(d)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 3.3(d)(i) hereof or any Convertible Securities referred to in Section 3.3(d)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 3.3(d)) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 3.3(d) had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment, the Exercise Price then in effect is reduced, and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 3.3(b).

(iv) Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 3.3(d) (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 3.3(d) to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Grant Date, issue or sell, or is deemed to have issued or sold in accordance with Section 3.3(d), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair market value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair market value of any consideration other than cash or marketable securities shall be determined in good faith by the Board.

(vi) Record Date. For purposes of any adjustment to the Exercise Price or number of Warrant Shares in accordance with this Section 3.3, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 3.3.

(e) Certain Definitions. For purposes hereof, the following terms shall have the following meanings:

(i) “Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

(ii) “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

(iii) “Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 3.3(d)) by the Company after the Grant Date of: (a) shares of Common Stock issued upon the exercise of this Warrant; (b) shares of Common Stock issued directly or upon the exercise of Options or exchange or conversion of Convertible Securities to directors, officers, employees, consultants or other contractors of the Company or any of its subsidiaries in connection with their service as directors or officers of the Company or any of its subsidiaries, their employment by the Company or any of its subsidiaries or their retention as consultants or contractors by the Company or any of its subsidiaries, in each case authorized by the Board (including all such shares of Common Stock, Options and Convertible Securities outstanding prior to the Grant Date); and (c) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or Convertible Securities (other than Convertible Securities covered by clause (b) above) issued prior to the Grant Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof.

(iv) “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

3.4 Certain Events. If any event of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided, that other than as provided in Section 3.1 and Section 3.3(d)(iv), no such adjustment pursuant to this Section 3 shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 3.

3.5 Certificate of Adjustment. As promptly as reasonably practicable following any adjustment of the Exercise Price, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest whole share, as the case may be. As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Warrant.

3.6 Notices to Holder. In the event that (i) the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, (ii) of any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation or merger of the Company, or sale of all or substantially all of the Company’s assets or other similar transaction or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then in each case, the Company shall send or cause to be sent to the Holder at least 10 business days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

4.	Transferability.

Subject to the transfer conditions referred to in the legend endorsed hereon and compliance with applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed assignment in a form reasonably acceptable to the Company. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

5.	Compliance with Laws.

The grant of the Warrant, and the offer, issuance and delivery of Warrant Shares or any other payment pursuant to the Warrant, is subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, based on the advice of counsel for the Company, be necessary in connection therewith. The person acquiring any securities under the Warrant will, if requested by the Company, provide such assurances and representations to the Company as the Board may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company hereby represents, covenants and agrees

(i) this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued; (ii) all Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges; and (iii) the Company shall use commercially reasonable efforts to take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.

6.	Notices.

All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and shall be deemed to have been given (a) if by certified or registered mail, return receipt requested, three (3) business days after deposit in the mail, postage prepaid, (b) if by personal delivery against receipt, when delivered against receipt, (c) if by reputable overnight courier, one (1) business day after deposit with such overnight courier, and (d) if by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if no such acknowledgement is received, the email notice, request or demand must be followed with an identical notice, request or demand by one of the methods described in the foregoing clauses (a) through (c). Until changed by notice pursuant to this Section 6, the address and e-mail address for each party is as follows:

(i)	If to the Company:

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa St.

Gardena, CA 90248

Attention: Jarret Johnson, Secretary

Email: jarret.johnson@ff.com

with a copy to:

Sidley Austin LLP

1999 Avenue of the Stars 17th Floor

Los Angeles, CA 90067

Attention: Vijay S. Sekhon

Email: vsekhon@sidley.com

(ii)	If to the Holder:

Ares Capital Corporation

245 Park Avenue , Forty-Fourth Floor

New York, New York 10167

Attention: Middle Office DL

Email: MiddleOfficeDL@aresmgmt.com

with a copy to:

Proskauer Rose LLP

One International Place

Boston, MA 02110-2600

Attention: Steven Peck

Email: speck@proskauer.com

7.	Entire Agreement.

This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by both the Holder and the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Holder hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

8.	Non-Impairment.

The Company and the Board shall not, by amendment of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor, purpose and terms and conditions of this Warrant.

9.	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, and all actions or proceedings arising out of or related to this Warrant shall be subject to the exclusive jurisdiction of the state and federal courts in the State of Delaware.

10.	Effect of this Agreement.

Subject to Section 3.2 of this Agreement, this Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

11.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.	Section Headings.

The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

13.	Taxes; No Advice Regarding Warrant.

The Holder is solely responsible for any and all tax liability that may arise with respect to the Warrant and any shares that may be acquired upon exercise of the Warrant. The Holder is hereby advised to consult with its, his or her own tax, legal and/or investment advisors with respect to any advice the Holder may determine is needed or appropriate with respect to the Warrant (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Warrant and any shares that may be acquired upon exercise of the Warrant). Neither the Company, nor any of its affiliates, nor any of their respective officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Warrant.

14.	Limitations of Liability.

Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

15.	Conditional Exercise.

Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a sale of the Company (pursuant to a merger, sale of stock, or otherwise) or similar transaction, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

16.	Reservation of Shares.

The Company shall at all times this Warrant remains outstanding, reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

17.	Tax Treatment; Withholding.

(a) For U.S. federal income tax purposes, this Warrant shall not be treated as the underlying Warrant Shares. The parties hereto shall report consistently with the foregoing treatment for all tax purposes (unless otherwise required by change in law, a final determination by the Internal Revenue Service or a court of competent jurisdiction).

(b) Notwithstanding any other provision in this Agreement, the Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) with respect to this Warrant (or upon the exercise thereof) and the Warrant Shares, in each case, to the extent required by applicable law. At least ten (10) business days prior to the date of the applicable distribution (or deemed distribution) or the exercise of the Warrant, the Company shall notify the Holder if the Company or its paying agent intend to deduct and withhold any amounts pursuant to this Section 17(c) and shall reasonably cooperate with the Holder to mitigate, reduce or eliminate any such withholding. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Holder in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to this Warrant (or upon the exercise thereof) or the Warrant Shares, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of this Warrant or the Warrant Shares, any Warrant Shares otherwise required to be issued upon the exercise of this Warrant or any amounts otherwise payable in respect of this Warrant received upon the exercise of this Warrant, or (ii) to require the Holder in respect of whom such deduction or withholding was made to reimburse the Company for such amounts.

(c) (i) Any subsequent transferee or subsequent Holder will provide the Company with a duly executed and completed IRS Form W-9 or applicable IRS Form W-8, and any other form or certification reasonably requested by the Company in order for the Company to comply with its obligations under applicable tax law, and (ii) any and all documentary, stamp and similar issue or transfer tax due on any such transfer or on the issue of Warrant Shares to such transferee shall be borne by the transferor, and no such transfer or issue shall be made unless and until the Holder requesting such transfer or issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid or is not payable.

[The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by a duly authorized officer as of the date and year first above written.

“COMPANY”

[FARADAY FUTURE INTELLIGENT
ELECTRIC INC., a Delaware corporation]

By:

Print Name:

Its:

“HOLDER”

[______]

By:

Print Name:

Its: